EXHIBIT 10.29

CONFORMED THROUGH AMENDMENT NO. 26 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED APRIL 3, 2024

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
dated as of December 3, 2010
among
PDC FUNDING COMPANY, LLC, as Seller,
PATTERSON COMPANIES, INC., as Servicer,
THE CONDUITS PARTY HERETO,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
THE PURCHASER AGENTS PARTY HERETO

and

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)
as Agent

Page

i

(continued)
Page

ii

(continued)
Page

Section 14.15	Excess Funds	66
Section 14.16	[Reserved]	66
Section 14.17	Confirmation and Ratification of Terms	66
Section 14.18	Consent	67
Section 14.19	USA PATRIOT Act Notice	67
Section 14.20	Acknowledgement Regarding Any Supported QFCs	67

iii

EXHIBITS
Exhibit I    -     Definitions
Exhibit II     -    Form of Purchase Notice
Exhibit III    -    Places of Business of the Seller Parties; Locations
            of Records; Federal Employer Identification Number(s)
Exhibit IV    -    Names of Collection Banks; Collection Accounts
Exhibit V    -    Form of Compliance Certificate
Exhibit VI    -    Form of Collection Account Agreement
Exhibit VII    -    Form of Assignment Agreement
Exhibit VIII    -    Credit and Collection Policy
Exhibit IX    -    Form of Contract(s)
Exhibit X    -    Form of Monthly Report
Exhibit XI    -    Form of Performance Undertaking
Exhibit XII    -    Form of Postal Notice
Exhibit XIII    -    Form of DPP Report

SCHEDULES
Schedule A     -    Commitments, Payment Addresses, Conduit Purchase Limits, Purchaser
            Agents and Related Financial Institutions
Schedule B    -    Documents to be delivered to Agent and Each Purchaser Agent on or prior to the Initial Purchase
Schedule C    -    Payment Instructions

    iv

INDEX OF DEFINED TERMS
DEFINED IN THE BODY OF THE AGREEMENT
Affected Financial Institution    62
Agent    1
Agent’s Account    7
Aggregate Reduction    5
Amortization Event    47
Asset Portfolio    4
Assignment Agreement    62
Conduits    1
Consent Notice    24
Consent Period    24
Deemed Exchange    5
Extension Notice    23
Financial Institutions    1
Indemnified Amounts    50
Indemnified Party    50
MUFG    1
MUFG Conduit    1
MUFG Roles    69
Non-Renewing Financial Institution    24
Obligations    6
Other Costs    54
Other Sellers    54
Participant    63
Payment Instruction    5
PDCo    1
Prior Agreement    1
Proposed Reduction Date    4
Purchase    2
Purchase Notice    2
Purchaser Agent Roles    69
Purchaser Agents    1
Purchasing Financial Institutions    62
Ratings Request    53
Reduction Notice    4
Required Ratings    53
RPA Deferred Purchase Price    6
Seller    1
Seller Parties    1
Seller Party    1
Servicer    44
Servicing Fee    47
Terminating Financial Institution    24
Terminating Rate Tranche    13
Termination Date    8
Termination Percentage    8
    v

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
This Third Amended and Restated Receivables Purchase Agreement, dated as of December 3, 2010, is by and among PDC Funding Company, LLC, a Minnesota limited liability company (the “Seller”), Patterson Companies, Inc., a Minnesota corporation (together with its successors and assigns “PDCo”), as initial Servicer (Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities listed on Schedule A to this Agreement under the heading “Conduit” (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities listed on Schedule A to this Agreement under the heading “Purchaser Agent” (together with any of their respective successors and assigns hereunder, the “Purchaser Agents”) and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as assignee of JPMorgan, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
The Seller Parties, MUFG and certain other financial institutions, Victory Receivables Corporation and certain other commercial paper conduits and JPMorgan are parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of March 19, 2010 (as amended supplemented, or otherwise modified through the date hereof excluding this Agreement, the “Prior Agreement”).
The parties to the Prior Agreement are entering into the Closing Date Assignment Agreement as of the date hereof and, in connection therewith, the parties hereto now desire to amend and restate the Prior Agreement in its entirety to read as set forth herein.
MUFG has been requested and is willing to act as Agent on behalf of Gotham Funding Corporation (the “MUFG Conduit”), the other Conduits and the Financial Institutions in accordance with the terms hereof.
AGREEMENT
Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1, the Prior Agreement is hereby amended and restated in its entirety to read as follows:

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
ARTICLE I

PURCHASE ARRANGEMENTS
Section I.1    Purchase Facility.
(a)    Upon the terms and subject to the conditions hereof, during the period from the date hereof to but not including the Facility Termination Date, Seller shall sell and assign, as described in Section 1.2(b), the Asset Portfolio to Agent for the benefit of the Purchasers, as applicable. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct Agent to make cash payments to Seller of the related Cash Purchase Price in respect of the Asset Portfolio (each such cash payment, a “Purchase”) on behalf of such Conduit, or if any Conduit shall decline to make such Purchase, Agent shall make such Purchase, on behalf of such declining Conduit’s Related Financial Institutions, in each case and from time to time in an aggregate amount not to exceed at such time (i) in the case of each Conduit, its Conduit Purchase Limit and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments. Any amount not paid for the Asset Portfolio hereunder as Cash Purchase Price shall be paid to Seller as the RPA Deferred Purchase Price pursuant to, and only to the extent required by, the priority of payments set forth in Sections 2.2(b) and (c) and otherwise pursuant to the terms of this Agreement (including Section 2.6).
(b)Seller may, upon at least 10 Business Days’ prior notice to Agent and each Purchaser Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (ii) the aggregate of the Conduit Purchase Limits for all of the Conduits shall also be terminated in whole or reduced in part, ratably among the Conduits, by an amount equal to such termination or reduction in the Purchase Limit.
Section I.2    Increases; Sale of Asset Portfolio.
(a)Increases. Seller shall provide Agent and each Purchaser Agent with at least two Business Days’ (or if the date of such Purchase will be other than a Settlement Date, three Business Days’) prior notice in a form set forth as Exhibit II hereto of each Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable, shall specify the requested Cash Purchase Price (which shall not be less than $10,000,000 and in additional increments of $100,000) and the requested date of such Purchase (which shall be on a Settlement Date or any other Business Day so long as no more than one Purchase occurs each calendar month on a date other than a Settlement Date) and, in the case of a Purchase, if the Cash Purchase Price thereof is to be funded by any of the Financial Institutions, the requested Discount Rate and Rate Tranche Period and shall be accompanied by a current listing of all Receivables (including any Receivables to be purchased by Seller under the Receivables Sale Agreement on the date of such Purchase specified in such Purchase Notice). Following receipt of a Purchase Notice, Agent will promptly notify the MUFG Conduit of such Purchase Notice,

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
each Purchaser Agent will promptly notify the Conduit in such Purchaser Agent’s Purchaser Group of such Purchase Notice and Agent and each Purchaser Agent will identify the Conduits that agree to make the Purchase. If any Conduit declines to make a proposed Purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Purchase of such Receivables, Related Security and Collections, which such Conduit has declined to Purchase, will be made by such declining Conduit’s Related Financial Institution(s) in accordance with the rest of this Section 1.2(a). If the proposed Purchase or any portion thereof is to be made by any of the Financial Institutions, Agent shall send notice of the proposed Purchase to the MUFG Conduit’s Related Financial Institution and/or the applicable Purchaser Agent shall send notice of the proposed Purchase to the Related Financial Institutions in such Purchaser Agent’s Purchaser Group, as applicable, in each case concurrently by telecopier or email specifying (i) the date of such Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution’s Pro Rata Share of the aggregate Cash Purchase Price in respect of such Receivables, Related Security and Collections of the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing and (iii) the requested Discount Rate and the requested Rate Tranche Period. On the date of each Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2(a), the Conduits and/or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Conduit that has agreed to make such Purchase, such Conduit’s Pro Rata Share of the aggregate Cash Purchase Price of the Receivables, Related Security and Collections in respect of such Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Cash Purchase Price of the Receivables, Related Security and Collections the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing. Each Financial Institution’s Commitment hereunder shall be limited to purchasing the assets in the Asset Portfolio that the Conduit in such Financial Institution’s Purchaser Group has declined to Purchase. Each Financial Institution’s obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any Purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any Purchase.
Notwithstanding anything to the contrary set forth in this Section 1.2(a) or otherwise in this Agreement, the parties hereto hereby acknowledge and agree that any Financial Institution may, in its reasonable discretion, by written notice (a “Delayed Purchase Notice”) delivered to the Agent and the Seller no later than 12:00 p.m. (Chicago time) on the Business Day immediately preceding the applicable Purchase date elect (subject to the proviso below) with respect to any Purchase to pay its Pro Rata Share of the aggregate Cash Purchase Price of the Receivables, Related Security and Collections on or before the thirty-fifth (35th) day following the date of the related Purchase Notice (or if such day is not a Business Day, then on the next succeeding Business Day) (the “Delayed Purchase Date”), rather than on the date requested in such Purchase Notice (any Financial Institution making such an election, a “Delayed Financial

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RECEIVABLES PURCHASE AGREEMENT
Institution”); provided, that, with respect to each Financial Institution’s Purchaser Group, an amount equal to 10.0% of such Financial Institution’s Purchaser Group’s Commitment may not be subject to a Delayed Purchase Date.
No Delayed Financial Institution (or, for the avoidance of doubt, its related Conduit) shall be obligated to pay its Pro Rata Share of the applicable aggregate Cash Purchase Price until the applicable Delayed Purchase Date. A Delayed Financial Institution shall pay its Pro Rata Share of the applicable aggregate Cash Purchase Price on the applicable Delayed Purchase Date in accordance with this Section 1.2(a); provided, however, that a Delayed Financial Institution may, in its sole discretion, pay its Pro Rata Share of the applicable aggregate Cash Purchase Price on any Business Day prior to such Delayed Purchase Date. The Seller shall be obligated to accept the proceeds of such Delayed Financial Institution’s portion of the applicable Cash Purchase Price on the applicable Delayed Purchase Date in accordance with this Section 1.2(a).
The parties hereto hereby acknowledge and agree that they are implementing the delayed funding mechanics provided for in this Section for the purpose of effecting a more favorable “liquidity coverage ratio” (including as set forth in “Basel III” or as “Basel III” or portions thereof may be adopted in any particular jurisdiction) with respect to one or more Financial Institutions (or its holding company). Upon the occurrence of any Regulatory Change reasonably likely to eliminate such favorable effects with respect to all Financial Institutions, so long as no Amortization Event or Potential Amortization Event has occurred and is continuing, the Seller and Servicer may request in writing delivered to the Agent and each Purchaser Agent that this Agreement be amended such that the delayed funding mechanics set forth in this Section are removed. The Agent and each Purchaser Agent shall promptly notify the Seller and Servicer if they consent to such request and such request may be accepted or rejected by such parties in their sole discretion. Failure of the Agent or any Purchaser Agent to notify the Seller or the Servicer within ten (10) Business Days shall be deemed to constitute a rejection of such request.
(b)Sale of Asset Portfolio. In accordance with Sections 1.1(a) and 1.2(a), Seller hereby sells, assigns and transfers to Agent (on behalf of Purchasers), for the related Cash Purchase Price and the RPA Deferred Purchase Price, effective on and as of the date of each Purchase by any Purchaser hereunder, all of its right, title and interest in, to and under all Receivables and the Related Security and Collections relating to such Receivables (other than Seller’s title in and to the Second-Tier Account and the Facility Account, each of which shall remain with Seller), whether currently existing or thereafter acquired (the assets sold, assigned and transferred to include not only the Receivables, Collections and Related Security (other than Seller’s title in and to the Second-Tier Account and the Facility Account) existing as of the date of such Purchase but also all future Receivables and such Related Security and Collections acquired by Seller from time to time as provided herein). Purchaser’s right, title and interest in and to such assets is herein called the “Asset Portfolio”.
Section I.3    Decreases. Seller shall provide Agent with an irrevocable prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of the Aggregate Capital from Collections and Agent will promptly notify each Purchaser of such Reduction Notice after Agent’s receipt thereof. Such

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of the Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of the Aggregate Capital to be reduced that shall be applied ratably to the aggregate Capital of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Conduits (ratably to each Conduit, based on the ratio of such Conduit’s Capital at such time to the aggregate Capital of all the Conduits at such time), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution’s Capital at such time to the aggregate Capital of all of the Financial Institutions at such time), on the other hand (the “Aggregate Reduction”), without regard to any unpaid RPA Deferred Purchase Price. Only one (1) Reduction Notice shall be outstanding at any time. Concurrently with any reduction of the Aggregate Capital pursuant to this Section, Seller shall pay to the applicable Purchaser all Broken Funding Costs arising as a result of such reduction. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the prior written consent of Agent.
Section I.4    Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Document shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to (i) Agent, they shall be paid to Agent for its own account, in accordance with the applicable instructions set forth on Schedule C and (ii) any Purchaser Agent or Purchaser, they shall be paid to the Purchaser Agent for such Person’s Purchaser Group, for the account of such Person, in accordance with the applicable instructions set forth on Schedule C, in each case until otherwise notified by Agent or the related Purchaser Agent, as applicable (each instruction set forth in clauses (i) and (ii) being a “Payment Instruction”). Upon notice to Seller, Agent (on behalf of itself and/or any Purchaser) may debit the Facility Account for all amounts due and payable hereunder. All computations of Financial Institution Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section I.5    Deemed Exchange. Notwithstanding the otherwise applicable conditions precedent to payments in respect of the Asset Portfolio hereunder, upon the effectiveness of this Agreement in accordance with its terms and the effectiveness of the Closing Date Assignment Agreement in accordance with its terms, each Purchaser shall be deemed to have delivered and released its undivided interests in the “Purchaser Interest” under (and as defined in) the Prior Agreement as of the date hereof in a contemporaneous exchange for the acquisition of the Asset Portfolio hereunder in an amount equal to the outstanding principal amount of all outstanding “Capital” (as defined in the Prior Agreement)

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
advanced in respect of the initial purchase under the Prior Agreement or any subsequent “Incremental Purchase” under and as defined in the Prior Agreement. Such deemed exchange under the Prior Agreement and the initial Purchase hereunder (the “Deemed Exchange”) shall constitute a replacement of all outstanding principal amounts of the outstanding “Capital” made under the Prior Agreement by way of such initial Purchase hereunder.
Section I.6    RPA Deferred Purchase Price. Subject to the application of Collections as RPA Deferred Purchase Price as permitted on each Settlement Date pursuant to Sections 2.2(b), 2.2(c) and 2.6, on each Business Day on and after the Final Payout Date, Servicer, on behalf of Agent and the Purchasers, shall pay to Seller an amount as deferred purchase price (the “RPA Deferred Purchase Price”) equal to the Collections of Receivables then held or thereafter received by Seller (or Servicer on its behalf) less any accrued and unpaid Servicing Fee.
ARTICLE II

PAYMENTS AND COLLECTIONS
Section II.1    Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to Agent when due, for the account of Agent, or the relevant Purchaser or Purchasers, on a full recourse basis: (a) all amounts accrued or payable by Seller to any such Person as described in Section 2.2 and (b) each of the following amounts, to the extent that such amounts are not paid in accordance with Section 2.2: (i) such fees as set forth in each Fee Letter (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as CP Costs, (iii) all amounts payable as Financial Institution Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce the outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.5 or 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs, (ix) all Hedging Obligations, (x) all Default Fees and (xi) any Erroneous Payment Subrogation Rights (the fees, amounts and other obligations described in clauses (a) and (b) collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to Servicer for payment in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and Agent.
Section II.2    Collections Prior to Amortization.

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(a)Collections Generally. On any day prior to the Amortization Date that Servicer receives any Collections and/or Deemed Collections, such Collections and/or Deemed Collections shall be set aside and held in trust by Servicer for the benefit of Agent and the Purchasers in the Collection Accounts in the manner set forth in Sections 7.1(j) and 8.2. Prior to the Amortization Date, all such amounts shall be applied as set forth in this Section 2.2. Servicer shall, on each Settlement Date, determine the amount of Collections set aside in accordance with the first sentence of this Section 2.2 during the related Settlement Period which constitute Principal Collections and the portion of such Collections which constitute Finance Charge Collections. On each Settlement Date, Servicer shall remit the Principal Collections set aside pursuant to this subsection (a) to the Second-Tier Account (to the extent such Principal Collections are not already on deposit therein) to be distributed in accordance with subsection (b) below and Servicer shall remit the Finance Charge Collections set aside pursuant to this subsection (a) to the Second-Tier Account (to the extent such Finance Charge Collections are not already on deposit therein) to be distributed in accordance with subsection (c) below.
(b)Application of Principal Collections. On each Settlement Date, Servicer will apply the Principal Collections on deposit in the Second-Tier Account in accordance with the applicable Payment Instructions pursuant to Section 2.2(a) to make the following distributions in the following amounts and order of priority:
first, to each Terminating Financial Institution, an amount equal to such Terminating Financial Institution’s Termination Percentage of such Principal Collections for the ratable reduction of the Capital of each such Terminating Financial Institution, second, subject to Section 2.6, if any Purchase Notice shall have been delivered in accordance with Section 1.2(a), to Seller to fund the Cash Purchase Price of the Purchase to be made on such date; otherwise, to Agent for the account of the Purchasers (other than any Terminating Financial Institution) as a further reduction of the Aggregate Capital, and third, subject to Section 2.6, to the extent of any such amounts remaining after such payments, to be applied as if they were Finance Charge Collections in accordance with the priority of payments set forth in subsection (c) below.
(c)Application of Finance Charge Collections. On each Settlement Date, Servicer will apply (i) the Finance Charge Collections on deposit in the Second-Tier Account and (ii) all remaining Principal Collections after making the distributions pursuant to clauses first and second of subsection (b) above, pursuant to Section 2.2(a), together with the applicable Hedge Floating Amount, if any, paid to Seller by each Hedge Provider and any net income from Permitted Investments deposited to the Second-Tier Account pursuant to Section 2.8, in accordance with the applicable Payment Instructions, to make the following distributions in the following amounts and order of priority:

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first, to the reimbursement of Agent’s, each Purchaser’s and each Purchaser Agent’s costs of collection and enforcement of this Agreement, second, to Agent for the account of the Purchasers, all accrued and unpaid fees under any Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield, including any accrued CP Costs and Financial Institution Yield in respect of Capital reduced pursuant to clause second of subsection (b) above, together with any Broken Funding Costs, third, if Servicer is not then Seller or an Affiliate of Seller, to Servicer in payment of the Servicing Fee, fourth, to Agent as a reduction of Aggregate Capital an amount necessary to pay in full the Outstanding Balance of any Receivables that became Defaulted Receivables during the related Settlement Period and Receivables that became Defaulted Receivables during any prior Settlement Period that have not previously been the subject of payment hereunder, fifth, if Seller or an Affiliate of Seller is then acting as Servicer, to Servicer in payment of the Servicing Fee, sixth, to the applicable Persons, for the ratable payment in full of all other unpaid Obligations, and seventh, the balance, if any, in the following priority: first, to Agent for deposit to the Second-Tier Account if the conditions of Section 7.3 requiring that the Hedging Agreements be in effect have occurred, but the Hedging Agreements are not then in effect (such amount to be set aside and held in trust for application in accordance with this Section 2.2(c) on the next occurring Settlement Date), and then second, subject to Section 2.6, to Seller as RPA Deferred Purchase Price.
(d)Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the Liquidity Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution, the “Termination Date”), until, with respect to a Terminating Financial Institution, such Terminating Financial Institution’s Capital, if any, shall be paid in full and the applicable, ratable portion of the RPA Deferred Purchase Price allocable to such Terminating Financial Institution’s portion of the Asset Portfolio has been paid in full in accordance with the priority of payments set forth in Section 2.2(b). This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

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Section II.3    Collections Following Amortization. On the Amortization Date and on each day thereafter, Servicer shall set aside and hold in trust for the benefit of Agent and the Purchasers, in the Collection Accounts in the manner set forth in Sections 7.1(j) and 8.2, all Collections and/or Deemed Collections received on such day and any additional amount for the payment of any Aggregate Unpaids owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) Agent (i) remit to the Second-Tier Account the amounts set aside pursuant to the preceding sentence (to the extent such amounts are not already on deposit therein), and (ii) apply such amounts at Agent’s direction to reduce the Aggregate Capital and any other Aggregate Unpaids (it being understood and agreed that, in any event, no portion of the RPA Deferred Purchase Price may be paid to Seller on a date on or after the Amortization Date and prior to the Final Payout Date). If there shall be insufficient funds on deposit for Servicer to distribute funds in payment in full of the aforementioned amounts, Servicer shall distribute funds in accordance with the applicable Payment Instructions:
first, to the reimbursement of Agent’s, each Purchaser’s and each Purchaser Agent’s costs of collection and enforcement of this Agreement, second, ratably to the payment of all accrued and unpaid fees under any Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield, third, to the payment of Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller, or one of its Affiliates is not then acting as Servicer, fourth, to the ratable reduction of Aggregate Capital to zero, fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, sixth, to the ratable payment in full of all other Aggregate Unpaids, and seventh, after the Aggregate Unpaids have been indefeasibly reduced to zero and this Agreement has terminated in accordance with its terms, to Seller as RPA Deferred Purchase Price, any remaining Collections.
Section II.4    Ratable Payments. Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Sections 2.2 and 2.3 above, shall be shared ratably (within each priority) among Agent, the Purchaser Agents and the

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Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
Section II.5    Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to Agent (for application to the Person or Persons who suffered such rescission, return or refund), the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding, in each case, if such rescinded amounts have not been paid under Section 2.2.
Section II.6    Maximum Purchases In Respect of the Asset Portfolio. Notwithstanding anything to the contrary in this Agreement, Seller shall ensure that the Net Portfolio Balance shall at no time be less than the sum of (i) the Aggregate Capital at such time, plus (ii) the Credit Enhancement at such time. If, on any date of determination, the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement exceeds the Net Portfolio Balance, in each case at such time, Seller shall pay to the Purchasers within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (allocated ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time), such that after giving effect to such payment, the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case at such time; provided however, that if on any Settlement Date, the Net Portfolio Balance is less than the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case at such time, the payment in full of the amount required by the previous sentence shall be made prior to any distributions are made pursuant to Section 2.2(b).
Section II.7    Clean-Up Call; Limitation on Payments.
(a)Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to Agent and each Purchaser Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the Purchase Limit as of the date hereof, to repurchase from the Purchasers all, but not less than all, of the Asset Portfolio at such time. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Purchaser Agent or Agent. If, at any time, Servicer is not Seller or an Affiliate of Seller, Seller may waive its repurchase rights under this Section 2.7(a) by providing a written notice of such waiver to Agent and each Purchaser Agent.
(b)Purchasers’ and Agent’s Limitation on Payments. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, none of the Purchasers or Agent shall, and none of them shall be

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obligated (whether on behalf of a Purchaser or otherwise) to, pay any amount to Seller in respect of any portion of the RPA Deferred Purchase Price, except to the extent that Collections are available for distribution to Seller in accordance with this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the obligations of any Purchaser that is a commercial paper conduit or similar vehicle under this Agreement or under any other Transaction Document shall be payable by such Purchaser or successor or assign solely to the extent of funds received from Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Person’s matured and maturing Commercial Paper or other senior indebtedness of such Person when due. Any amount which Agent or a Purchaser is not obligated to pay pursuant to the operation of the two preceding sentences shall not constitute a claim (as defined in § 101 of the Federal Bankruptcy Code) against, or corporate obligation of, any Purchaser or Agent, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to Seller pursuant to the terms hereof.
Section II.8    Investment of Collections in Second-Tier Account. All amounts from time to time held in, deposited in or credited to, the Second-Tier Account shall be invested by Servicer (as agent for Agent) in Permitted Investments selected in writing by Servicer. All such investments shall at all times be held by or on behalf of Agent for the benefit of the Purchasers and the Hedge Providers (if any), provided, that neither Agent, any Purchaser nor the Hedge Providers shall be held liable in any way by reason of any loss arising from the investment of amounts on deposit in the Second-Tier Account in Permitted Investments. All income or other gain from investment of monies deposited in or credited to the Second-Tier Account shall be deposited in or credited to the Second-Tier Account immediately upon receipt, and any loss resulting from such investment shall be charged thereto. Any net income from such investments shall be transferred to the Second-Tier Account on a monthly basis on the Business Day preceding each Settlement Date to be applied in accordance with Section 2.2. Except as permitted in writing by Agent, funds on deposit in the Second-Tier Account shall be invested in Permitted Investments that will mature no later than the Business Day immediately preceding the next Settlement Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity date unless a default occurs with respect to such Permitted Investment and Agent directs Servicer in writing to dispose of such Permitted Investment.
ARTICLE III

CONDUIT PURCHASES
Section III.1    CP Costs. Seller shall pay CP Costs with respect to the outstanding Capital associated with each of the Conduits for each day that any such Capital is outstanding.
Section III.2    CP Costs Payments. On each Settlement Date, Seller shall pay to Agent (for the benefit of the Conduits) an aggregate amount equal to all

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accrued and unpaid CP Costs in respect of the outstanding Capital of each of the Conduits for the related Settlement Period in accordance with Article II.
Section III.3    Calculation of CP Costs. On the third Business Day immediately preceding each Settlement Date, each Conduit shall calculate the aggregate amount of its Conduit Costs for the related Settlement Period and shall notify Seller of such aggregate amount.
ARTICLE IV

FINANCIAL INSTITUTION FUNDING
Section IV.1    Financial Institution Funding. The aggregate Capital associated with the Purchases by the Financial Institutions shall accrue Financial Institution Yield for each day during its Rate Tranche Period at either the Term SOFR Reference Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to Agent and the applicable Purchaser Agent(s) of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any portion of the Asset Portfolio transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate. If any pro rata portion of the Asset Portfolio of any Conduit is assigned or transferred to, or funded by, any Funding Source of such Conduit pursuant to any Funding Agreement or to or by any other Person, each such portion of the Asset Portfolio so assigned, transferred or funded shall each be deemed to have a new Rate Tranche Period commencing on the date of any such assignment, transfer or funding, and shall accrue Yield for each day during its Rate Tranche Period at either the Term SOFR Reference Rate or the Alternate Base Rate in accordance with the terms and conditions hereof as if each such portion of the Asset Portfolio was held by a Financial Institution. With respect to each such portion of the Asset Portfolio, the assignee or transferee thereof, or the lender with respect thereto, shall be deemed to be a Financial Institution in the applicable Conduit’s Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 hereof.
Section IV.2    Financial Institution Yield Payments. On the Settlement Date for each Rate Tranche Period with respect to the aggregate Capital of the Financial Institutions, Seller shall pay to Agent (for the benefit of the Financial Institutions) an aggregate amount equal to all accrued and unpaid Financial Institution Yield for the entire Rate Tranche Period with respect to such Capital in accordance with Article II. On the third Business Day immediately preceding the Settlement Date for such Capital of each of the Financial Institutions, each Financial Institution shall calculate the aggregate amount of accrued and unpaid Financial Institution Yield for the entire Rate Tranche Period for such Capital of such Financial Institution and shall notify Seller of such aggregate amount.
Section IV.3    Selection and Continuation of Rate Tranche Periods.

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(a)With consultation from (and approval by) Agent, the applicable Financial Institution and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group, Seller shall from time to time, only for purposes of computing the Financial Institution Yield with respect to such Financial Institution, request Rate Tranche Periods to account for the portion of the Asset Portfolio funded or maintained by such Financial Institution, provided that, if at any time any of the Financial Institutions shall have any Capital outstanding, Seller shall always request Rate Tranche Periods such that at least one Rate Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.
(b)Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Rate Tranche Period (a “Terminating Rate Tranche”) for any portion of the Asset Portfolio funded or maintained by such Financial Institution, may, effective on the last day of the Terminating Rate Tranche: (i) divide any such Financial Institution’s Capital into multiple portions by subdividing such Capital into smaller amounts of Capital, (ii) combine any such portion of such Financial Institution’s Capital with one or more other portions of such Financial Institution’s Capital that have a Terminating Rate Tranche ending on the same day as such Terminating Rate Tranche by combining the associated Capital of such Financial Institution or (iii) combine any such Financial Institution’s existing Capital with additional Capital being paid to Seller as Cash Purchase Price in respect of a new Purchase made on the day such Terminating Rate Tranche ends by combining the associated Capital in respect of such new Purchase with the existing Capital of such Financial Institution, provided, that in no event may the Capital of any Purchaser be combined with the Capital of any other Purchaser.
Section IV.4    Financial Institution Discount Rates. Seller may select the Term SOFR Reference Rate or the Alternate Base Rate for each portion of the Capital of any of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) U.S. Government Securities Business Days prior to the expiration of any Terminating Rate Tranche with respect to which the Term SOFR Reference Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Rate Tranche with respect to which the Alternate Base Rate is being requested as a new Discount Rate, give each Financial Institution (or Funding Source) irrevocable notice of the new Discount Rate for the Capital or portion thereof associated with such Terminating Rate Tranche. Until Seller gives notice to the applicable Financial Institution (or Funding Source) of another Discount Rate, the initial Discount Rate for any Capital of any Financial Institution pursuant to the terms and conditions hereof (or assigned or transferred to, or funded by, any Funding Source pursuant to any Funding Agreement or to or by any other Person) shall be the Alternate Base Rate.
Section IV.5    Inability to Determine Rates; Change in Legality.
(a)Subject to clause (b) below, if, on or prior to the first day of any Rate Tranche Period for any funding of any portion of the Asset Portfolio or Capital at Term SOFR:

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(i)the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)any Financial Institution determines that for any reason in connection with any request for any funding of any portion of the Asset Portfolio or Capital at Term SOFR or a conversion thereto or a continuation thereof that Term SOFR for any requested Rate Tranche Period with respect to a proposed funding of any portion of the Asset Portfolio or Capital at Term SOFR does not adequately and fairly reflect the cost to the applicable Financial Institution’s Purchase Group of funding its Pro Rata Share of the Aggregate Capital in respect to the Financial Institutions in such Financial Institution’s Purchaser Group, and such Financial Institution has provided notice of such determination to the Agent, the Agent will promptly so notify the Seller and each Purchaser Agent.
Upon notice thereof by the Agent to the Seller, any obligation of the Financial Institutions to make or fund any funding of any portion of the Asset Portfolio or Capital at Term SOFR, and any right of the Seller to continue any funding of any portion of the Asset Portfolio or Capital at Term SOFR or to convert such portion of the Asset Portfolio or Capital of the Financial Institution funded at the Alternate Base Rate to a funding of such portion of the Asset Portfolio or Capital of the Financial Institution at Term SOFR, shall be suspended (to the extent of the affected portion of the Asset Portfolio or Capital funded at Term SOFR or affected Rate Tranche Periods) until the Agent (with respect to clause (ii), at the instruction of the Purchaser Agent (or group of Purchaser Agents)) revokes such notice. Upon receipt of such notice, (i) the Seller may revoke any pending request for a purchase of, conversion to or continuation of any funding of any portion of the Asset Portfolio or Capital at Term SOFR (to the extent of the affected portion of the Asset Portfolio or Capital funded at Term SOFR or affected Rate Tranche Periods) or, failing that, the Seller will be deemed to have converted any such request into a request for a funding of a Purchase at, or conversion to a Purchase funded at the Alternate Base Rate in the amount specified therein and (ii) any outstanding affected portion of the Asset Portfolio or Capital funded at Term SOFR will be deemed to have been converted into a funding of such portion of the Asset Portfolio or Capital at the Alternate Base Rate at the end of the applicable Rate Tranche Period. Upon any such conversion, the Seller shall also pay accrued Financial Institution Yield on the amount so converted, together with any additional amounts pursuant to Section 4.7. Subject to clause (c), if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the Financial Institution Yield on any portion of the Asset Portfolio or Capital funded at the Alternate Base Rate shall be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Agent revokes such determination.

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(b)If any Financial Institution determines that any law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for any Purchaser in its Financial Institution’s Purchaser Group or its applicable lending office to make, maintain or fund Purchases whose yield rate is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge yield rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Financial Institution to the Seller (through the Agent), (a) any obligation of the Purchaser in such Financial Institution’s Purchaser Group to provide any funding of any portion of the Asset Portfolio or Capital at Term SOFR, and any right of the Seller to continue any funding of any portion of the Asset Portfolio or Capital at Term SOFR or to convert such portion of the Asset Portfolio or Capital of the Financial Institution funded at the Alternate Base Rate to a funding of such portion of the Asset Portfolio or Capital of the Financial Institution at Term SOFR, shall be suspended, and (b) the yield rate on which such portion of the Asset Portfolio or Capital of the Financial Institution funded at the Alternate Base Rate shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Financial Institution notifies the Agent and the Seller that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Seller shall, if necessary to avoid such illegality, upon demand from any Financial Institution (with a copy to the Agent), prepay or, if applicable, convert all of such Financial Institution’s Pro Rata Share of the Aggregate Capital from being funded at Term SOFR to being funded at Alternate Base Rate (the yield rate on which any funding of any portion of the Asset Portfolio or Capital at by such Financial Institution at the Alternate Base Rate shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Rate Tranche Period therefor, if all affected Financial Institutions may lawfully continue to maintain such any portion of the Asset Portfolio or Capital funded at Term SOFR to such day, or immediately, if any Financial Institution may not lawfully continue to maintain such portion of the Asset Portfolio or Capital funded at Term SOFR to such day, and (ii) if necessary to avoid such illegality, the Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate,” in each case until the Agent is advised in writing by each affected Financial Institution that it is no longer illegal for such Financial Institution to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Seller shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts pursuant to Section 4.7.
(c) Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Financial Institutions and the Seller so long as

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the Agent has not received, by such time, written notice of objection to such amendment from the Purchasers comprising the Required Purchasers. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.5(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller and the Purchaser Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below. Any determination, decision or election that may be made by the Agent or, if applicable, any Purchaser Agent (or group of Purchaser Agents) pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.5.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Rate Tranche Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be

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representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Rate Tranche Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Seller's receipt of notice of the commencement of a Benchmark Unavailability Period the Seller may revoke any request for a Purchase to be funded at Term SOFR, conversion to or continuation of any portion of the Asset Portfolio or Capital funded at Term SOFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase of or conversion to a request for a Purchase funded at the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(vi)Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Financial Institution or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(vii) Certain Defined Terms. As used in this Section 4.5:

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a yield period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Rate Tranche Period” pursuant to sub-clause (iv) of this Section 4.5.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to sub-clause (i) of this Section 4.5.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published

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component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component

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thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section IV.6    Extension of Liquidity Termination Date.
(a)Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to Agent (each such notice, an “Extension Notice”) at least 60 days prior to the Liquidity Termination Date then in effect. After Agent’s receipt of any Extension Notice, Agent shall promptly notify each Purchaser Agent of such Extension Notice. After Agent’s and each Purchaser Agent’s receipt of any Extension Notice, Agent shall promptly notify the Financial Institutions in the MUFG Conduit’s Purchaser Group of such Extension Notice and each Purchaser Agent shall promptly notify the Financial Institutions in such Purchaser Agent’s Purchaser Group of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that, except as

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provided in Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group within the Consent Period (each Financial Institution or its related Conduit, as the case may be, that does not wish to consent to such extension or wishes to revoke its prior Consent Notice of fails to respond to Agent and, if applicable, such Purchaser Agent within the Consent Period is herein referred to as a “Non-Renewing Financial Institution”). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. Agent shall promptly notify Seller of any Consent Notice or other notice received by Agent pursuant to this Section 4.6(a).
(b)Upon receipt of notice from Agent or, if applicable, a Purchaser Agent, pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the Liquidity Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to Agent, the Conduit in such Non-Renewing Financial Institution’s Purchaser Group and, if applicable, the Purchaser Agent in such Non-Renewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution. Provided the proffered name(s) are acceptable to Agent, the Conduit in such Non-Renewing Financial Institution’s Purchaser Group and, if applicable, the Purchaser Agent in such Non-Renewing Financial Institution’s Purchaser Group, Agent shall notify each Purchaser Agent and the remaining Financial Institutions in the MUFG Conduit’s Purchaser Group of such fact and each Purchaser Agent shall notify the remaining Financial Institutions in such Purchaser Agent’s Purchaser Group of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1, and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution or its related Conduit, as the case may be, whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”) and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Liquidity Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability as of such date of each Terminating Financial Institution and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of

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Collections pursuant to Sections 2.2 and 2.3), (ii) the Conduit Purchase Limit of each Conduit shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Conduit’s Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Termination Date applicable to such Terminating Financial Institution. Upon reduction to zero of the Capital of a Terminating Financial Institution (after application of Collections thereto pursuant to Section 2.2 and 2.3), all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to the Capital held by such Terminating Financial Institution prior to its termination as a Financial Institution. For the avoidance of doubt, each reference to a Financial Institution in the context of a Terminating Financial Institution shall be deemed to refer to the related Conduit if such Conduit continues to have Capital outstanding as a Terminating Financial Institution.
(c)Any requested extension of the Liquidity Termination Date may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of such Financial Institution, all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to the Capital held by such Financial Institution prior to its termination as a Financial Institution.
Section IV.7    Compensation for Losses. In the event of (a) the payment of any portion of the Asset Portfolio or Capital being funded at Term SOFR, other than on the last day of the Rate Tranche Period applicable thereto (including as a result of an Amortization Event), (b) the conversion of any portion of the Asset Portfolio or Capital funded at Term SOFR other than on the last day of the Rate Tranche Period applicable thereto (including as a result of an Amortization Event), (c) the failure to fund, convert, continue or prepay any portion of the Asset Portfolio or Capital funded at Term SOFR on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any portion of the Asset Portfolio or Capital funded at Term SOFR other than on the last day of the Rate Tranche Period applicable thereto as a result of a request by the Seller pursuant to Section 4.5(c)(ii), then, in any such event, the Seller shall compensate each Purchaser for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Purchaser setting forth any amount or amounts that such Purchaser is entitled to receive pursuant to this Section 4.7 shall be delivered to the Seller and shall be conclusive absent manifest error. The Seller shall pay such Purchaser the amount shown as due on any such certificate within 10 days after receipt thereof.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section V.1    Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to Agent, the Purchaser Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Purchase (other than with respect to the representations and warranties set forth in clause (x), which are only made as of the date hereof) that:
(a)Existence and Power. Such Seller Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorization, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of Purchases made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
(c)No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or organization, by-laws or limited liability company agreement (or equivalent governing documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

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(e)Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.
(f)Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to Agent, the Purchaser Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to Agent, the Purchaser Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
(h)Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)Good Title. Immediately prior to each Purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j)Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Agent for the benefit of the Purchasers (and Agent for the benefit of the Purchasers shall acquire from Seller) a valid and perfected ownership of or first priority perfected security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of

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all appropriate jurisdictions to perfect Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.
(k)Jurisdiction of Organization; Places of Business and Locations of Records. The principal places of business, jurisdiction of organization and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which Agent and each Purchaser Agent have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.1(h) and/or Section 14.4(a) has been taken and completed. Such Seller party’s organizational number assigned to it by its jurisdiction of organization and such Seller Party’s Federal Employer Identification Number are correctly set forth on Exhibit III. Except as set forth on Exhibit III, such Seller Party has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC in effect in the State of Minnesota) or (iv) changed its jurisdiction of organization. Seller is a Minnesota limited liability company and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of Minnesota).
(l)Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box or P.O. Box, are listed on Exhibit IV or have been provided to Agent and each Purchaser Agent in a written notice that complies with Section 7.2(b). Seller has not granted any Person, other than Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event. Each Seller Party has taken all steps necessary to ensure that Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Collection Accounts. Such Seller Party has the ability to identify, within one Business Day of deposit, all amounts that are deposited to any First-Tier Account as constituting Collections or non-Collections. No funds other than the proceeds of Receivables are deposited to the Second-Tier Account.
(m)Material Adverse Effect. (i) The initial Servicer represents and warrants that since January 26, 2002, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since May 10, 2002, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents,

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or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
(n)Names. In the past five (5) years, Seller has not used any corporate or other names, trade names or assumed names other than the name in which it has executed this Agreement.
(o)Ownership of Seller. PDCo owns, directly or indirectly, 100% of the issued and outstanding membership units of Seller, free and clear of any Adverse Claim. Such membership units are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
(p)Not an Investment Company. Such Seller Party is not and, after giving effect to the transactions contemplated hereby, will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any successor statute. Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act and may also rely on other exemptions under the Investment Company Act.
(q)Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
(r)Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Agent and each Purchaser Agent have been notified in accordance with Section 7.1(a)(vii).
(s)Payments to Originators and PDC Funding II. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. With respect to each Receivable transferred to Seller under the Fifth Third Assignment Agreement, Seller has given reasonably equivalent value to PDC Funding II in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any

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section of the Federal Bankruptcy Code. No transfer by PDC Funding II of any Receivable under the Fifth Third Assignment Agreement is or may be voidable under any section of the Federal Bankruptcy Code.
(t)Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)Eligible Receivables. Each Receivable included in the Net Portfolio Balance as an Eligible Receivable was an Eligible Receivable on the date of its purchase by Seller under the Receivables Sale Agreement or the Fifth Third Assignment Agreement, as applicable.
(v)Net Portfolio Balance. Seller has determined that, immediately after giving effect to each Purchase hereunder (including the initial Purchase and the Deemed Exchange on the date hereof), the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case, at such time.
(w)Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(x)Prior Agreement. As of the date hereof, no Amortization Event or Potential Amortization Event has occurred and is continuing under the Prior Agreement and no default under any of the “Transaction Documents” (as defined in the Prior Agreement) has occurred and is continuing.
(y)The Hedging Agreement entered into by Seller is for the purpose of hedging interest rate risk, and not for speculative purposes or to gain investment exposure to any financial or other assets.
(z)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. None of (a) the Seller Parties or any of their respective Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (b) the Seller Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, and (c) the Seller Parties has violated, been found in violation of or is under investigation by any governmental authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or of any Sanctions. No proceeds received by any Seller Party or any of their respective Subsidiaries or Affiliates in connection with any Purchase will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

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(aa)Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of each of the Seller Parties that are designed to achieve compliance by the Seller Parties and their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and the Seller Parties and their respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(ab)Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any State and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.
ARTICLE VI

CONDITIONS OF PURCHASES
Section VI.1    Conditions Precedent to Initial Purchase and Deemed Exchange. Each of the initial Purchase and the Deemed Exchange under this Agreement are subject to the conditions precedent that (a) Agent and each Purchaser Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, (b) Agent, each Purchaser Agent and each Purchaser shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and/or any Fee Letter, (c) Seller shall have marked its books and records with a legend satisfactory to Agent identifying Agent’s interest therein, (d) Agent and each Purchaser Agent shall have completed to its satisfaction a due diligence review of each Originator’s and Seller’s billing, collection and reporting systems and other items related to the Receivables and (e) each of the Purchasers shall have received the approval of its credit committee of the transactions contemplated hereby.
Section VI.2    Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase and the Deemed Exchange) shall be subject to the further conditions precedent that in the case of each such Purchase: (a) Servicer shall have delivered to Agent and each Purchaser Agent on or prior to the date of such Purchase, in form and substance satisfactory to Agent and each Purchaser Agent, all Monthly Reports as and when due under Section 8.5, and upon Agent’s or any Purchaser Agent’s request, Servicer shall have delivered to Agent and each Purchaser Agent at least three (3) days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) Agent and each Purchaser Agent shall have received a duly executed Purchase Notice and such other approvals, opinions or documents as Agent or any Purchaser Agent may reasonably request; (d) if required to be in

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effect pursuant to Section 7.3, the Hedging Agreements shall be in full force and effect; (e) if the date of such Purchase will be other than a Settlement Date, Servicer shall have delivered to Agent and each Purchaser on or prior to the date of such Purchase, in form and substance satisfactory to Agent and each Purchaser Agent, a pro-forma Monthly Report after giving effect to such Purchase and all Receivables purchased by Seller under the Receivables Sale Agreement and the Fifth Third Assignment Agreement on or prior to such date of Purchase and (f) on the date of each such Purchase, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true):
(i)the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Purchase as though made on and as of such date;
(ii)no event has occurred and is continuing, or would result from such Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Amortization Event; and
(iii)the Aggregate Capital does not exceed the Purchase Limit and the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case, both immediately before and after giving effect to such Purchase.
ARTICLE VII

COVENANTS
Section VII.1    Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
(a)Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to Agent and each Purchaser Agent:
(i)Annual Reporting. Within 90 days after the close of each of its respective Fiscal Years, (x) audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such Fiscal Year certified in a manner acceptable to Agent by independent public accountants acceptable to Agent and (y) unaudited balance sheets of Seller as at the close of such Fiscal Year and statements of income and retained earnings and a statement of cash flows for Seller for such Fiscal Year, all certified by its chief financial officer.

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Delivery within the time period specified above of PDCo’s annual report on Form 10-K for such Fiscal Year (together with PDCo’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clause (x) of this Section 7.1(a)(i), provided that the report of the independent public accountants contained therein is acceptable to Agent.
(ii)Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective Fiscal Years, unaudited balance sheets of PDCo as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PDCo for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer. Delivery within the time period specified above of copies of PDCo’s quarterly report Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a)(ii).
(iii)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.
(v)S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PDCo, any Originator or any of their respective Subsidiaries files with the Securities and Exchange Commission.
(vi)Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Agent, any Purchaser Agent (so long as Agent is copied on such communication) or any Purchaser (so long as each other Purchaser is copied on such communication), copies of the same.
(vii)Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Agent’s and each Purchaser Agent’s consent thereto.

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(viii)Sale Assignments. Promptly upon its receipt of any Sale Assignment under and as defined in the Receivables Sale Agreement, copies of the same.
(ix)Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as Agent or any Purchaser Agent may from time to time reasonably request in order to protect the interests of Agent and the Purchasers under or as contemplated by this Agreement.
(b)Notices. Such Seller Party will notify Agent and each Purchaser Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii)Judgment and Proceedings. (1) The entry of any judgment or decree against Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Servicer and its Subsidiaries exceeds $1,000,000, (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Servicer that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
(iii)Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv)Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.
(v)Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.
(vi)Downgrade of PDCo or any Originator. Any downgrade in the rating of any Indebtedness of PDCo or any Originator by S&P or Moody’s, setting forth the Indebtedness affected and the nature of such change.
(vii)Appointment of Independent Governor. The decision to appoint a new governor of Seller as the “Independent Governor” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the

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effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Governor.”
(c)Compliance with Laws and Preservation of Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain any such rights, franchises or privileges or to so qualify could not reasonably be expected to have a Material Adverse Effect.
(d)Audits. Such Seller Party will furnish to Agent and each Purchaser Agent from time to time such information with respect to it and the Receivables as Agent or any Purchaser Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by Agent or any Purchaser Agent upon reasonable notice and at the sole cost of such Seller Party, permit Agent or any Purchaser Agent or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or Servicer having knowledge of such matters. Without limiting the foregoing, such Seller Party will, annually and prior to any Financial Institution renewing its Commitment hereunder, during regular business hours as requested by Agent or any Purchaser Agent upon reasonable notice and at the sole cost of such Seller Party, permit Agent or any Purchaser Agent or any of their respective agents or representatives, to conduct a follow-up audit.
(e)Keeping and Marking of Records and Books.
(i)Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Servicer will give Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)Such Seller Party (A) has on or prior to May 10, 2002, marked its master data processing records and other books and records relating to

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the Asset Portfolio with a legend, acceptable to Agent, describing the Asset Portfolio and (B) will, upon the request of Agent (x) mark each Contract with a legend describing the Asset Portfolio and (y) deliver to Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f)Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)Performance and Enforcement of Receivables Sale Agreement and Fifth Third Assignment Agreement. Seller will, and will require each Originator and PDC Funding II to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement and the Fifth Third Assignment Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement and the Fifth Third Assignment Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement and the Fifth Third Assignment Agreement as Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement or the Fifth Third Assignment Agreement.
(h)Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement and under the Fifth Third Assignment Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as Agent may reasonably request), and (ii) establish and maintain, in favor of Agent, for the benefit of the Purchasers, a valid and perfected ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Agent for the benefit of the Purchasers as Agent may reasonably request).

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(i)Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each Patterson Entity and their respective Affiliates. Therefore, from and after May 10, 2002, Seller will take all reasonable steps, including, without limitation, all steps that Agent, any Purchaser Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Patterson Entity and any Affiliates thereof and not just a division of any Patterson Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:
(A)conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Patterson Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);
(B)compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Patterson Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Patterson Entity or such Affiliate, as applicable on a basis that reflects the services rendered to Seller and such Patterson Entity or such Affiliate, as applicable;
(C)clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Patterson Entity or an Affiliate thereof, Seller will lease such office at a fair market rent;
(D)have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(E)conduct all transactions with each Patterson Entity and Servicer and their respective Affiliates strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Patterson Entity or any Affiliate thereof on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(F)at all times have a Board of Governors consisting of three members, at least one member of which is an Independent Governor;
(G)observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (1) the selection, maintenance or replacement of the Independent Governor, (2) the dissolution or liquidation of Seller or (3) the initiation of, participation in, acquiescence in or consent to

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any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Governors (including the Independent Governor);
(H)maintain Seller’s books and records separate from those of each Patterson Entity and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Patterson Entity and any Affiliate thereof;
(I)prepare its financial statements separately from those of each Patterson Entity and insure that any consolidated financial statements of any Patterson Entity or any Affiliate thereof that include Seller, including any that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;
(J)except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Patterson Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone (or Servicer in the performance of its duties hereunder) is the account party and from which Seller alone (or Servicer in the performance of its duties hereunder or Agent hereunder) has the power to make withdrawals;
(K)pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by any Patterson Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(L)operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Fifth Third Assignment Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, (4) the incurrence of obligations, as expressly contemplated in the Fifth Third Assignment Agreement, to make payment to PDC Funding II thereunder for the purchase of Receivables from PDC Funding II under the Fifth Third Assignment Agreement, and (5) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(M)maintain its articles of organization and bylaws in conformity with this Agreement, such that (1) it does not amend, restate, supplement or

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otherwise modify its articles of organization or bylaws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its articles of organization and bylaws, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to Agent of the replacement or appointment of any governor that is to serve as an Independent Governor for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Governor” and Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Governor”;
(N)maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, the Performance Undertaking and the other Transaction Documents, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, the Performance Undertaking or any other Transaction Document, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement, the Performance Undertaking, or any other Transaction Document, or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of Agent and the Required Purchasers;
(O)maintain its legal separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
(P)maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of membership units or payment of any subordinated Indebtedness or other liabilities which would cause the Required Capital Amount to cease to be so maintained; and
(Q)take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by counsel for Seller, in connection with the Transaction Documents (as such opinions may be brought down or replaced from time to time), relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j)Collections. Such Seller Party will cause (1) all items from all P.O. Boxes to be processed and deposited into a Collection Account within 1 Business Day after receipt in a P.O. Box, all ACH Receipts to be deposited immediately to a Collection Account and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank

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into a Collection Account, (2) all Collections deposited to any First-Tier Account to be electronically swept or otherwise transferred to the Second-Tier Account within 1 Business Day of being deposited to such First-Tier Account, and (3) each Lock-Box, P.O. Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller Party or any Affiliate of any Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within 1 Business Day following receipt thereof, and, at all times prior to such remittance, such Seller Party or Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box, P.O. Box and Collection Account and shall not grant the right to take dominion and control or establish “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Agent as contemplated by this Agreement. With respect to each Collection Account, each Seller Party shall take all steps necessary to ensure that Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Collection Account.
(k)Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, Agent or any Financial Institution.
(l)Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to Agent evidence satisfactory to Agent of such insurance coverage. Copies of each policy shall be furnished to Agent and any Purchaser in certificated form upon Agent’s or such Purchaser’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.
(m)Payments to Originators and PDC Funding II. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable. With respect to any Receivable purchased by Seller from PDC Funding II, such sale shall be effected under, and in strict compliance with the terms of, the Fifth Third Assignment Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to PDC Funding II in respect of the purchase price for such Receivable.

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(n)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Seller Party will cause policies and procedures to be maintained and enforced by or on behalf of such Seller Party that are designed to promote and achieve compliance, by the Seller Parties and each of their Subsidiaries, Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(o)Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent.
Section VII.2    Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
(a)Name Change, Offices and Records. Such Seller Party will not change its name, jurisdiction of organization, identity or organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Agent and each Purchaser Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Agent all financing statements, instruments and other documents requested by Agent and each Purchaser Agent in connection with such change or relocation.
(b)Change in Payment Instructions to Obligors. Except as may be required by Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box, P.O. Box or Collection Account, unless Agent and each Purchaser Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, P.O. Box or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box or P.O. Box; provided, however, that Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c)Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy and Section 8.2(d).

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(d)Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box, P.O. Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.
(e)Net Portfolio Balance. At no time prior to the Amortization Date shall Seller permit the Net Portfolio Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Credit Enhancement, in each case, at such time.
(f)Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of Agent and each Purchaser Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.
(g)Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).
(h)Collections. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Second-Tier Account cash or cash proceeds other than Collections. Except as may be required by Agent pursuant to the last sentence of Section 8.2(b), no Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a Collection Account Agreement.
(i)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. No Seller Party will request any Purchase, and shall procure that its respective Subsidiaries, Affiliates, directors, officers, employees and agents shall not use, the proceeds of any Purchase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

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(j)Evading and Avoiding. No Seller Party will engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of such Seller Party or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
Section VII.3    Hedging Agreements. (a) Entering into Hedging Agreements. At all times Seller shall be a party to a Hedging Agreement in accordance with the terms hereof.
(a)Notices. Each Seller Party will notify Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto:
(A)the occurrence of any default, event of default, early termination date, termination event or similar event under, or the termination of, any Hedging Agreement;
(B)the failure of any Hedging Agreement (or assignment thereof from Seller to Agent for the ratable benefit of the Purchasers) to be in full force and effect;
(C)any downgrade in, or withdrawal of, the unsecured, unguaranteed, long-term debt rating of any Hedge Provider by S&P or Moody’s, setting forth the long-term debt rating effected and the nature of such change; and
(D)any failure of any Hedge Provider to be an Eligible Hedge Provider.
(b)Affirmative Covenants. So long as Seller is a party to any Hedging Agreement:
(A)Seller will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under any Hedging Agreement and will vigorously enforce the rights and remedies accorded to Seller under any Hedging Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of Agent and the Purchasers as assignees of Seller) under each Hedging Agreement as Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any provision contained in any Hedging Agreement.
(B)Seller and Servicer will instruct all Hedge Providers to pay all Hedge Floating Amounts relating to any Hedging Agreement directly to Second-Tier Account. In the event any Hedge Floating Amounts relating to any Hedging

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Agreement are remitted directly to any Seller Party or any Affiliate of a Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to Second-Tier Account within one Business Day following receipt thereof, and, at all times prior to such remittance, such Seller Party or Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Agent and the Purchasers.
(C)At any time that it enters into a Hedging Agreement, Seller will (A) execute and deliver to Agent, for the ratable benefit of the Purchasers, an assignment, in form and substance satisfactory to Agent, of all Hedge Floating Amounts payable to Seller under such Hedging Agreement and (B) cause the applicable Hedge Provider to consent and agree to such assignment, which consent and agreement shall be evidenced by a writing in form and substance satisfactory to Agent and shall effect any amendments to the applicable Hedging Agreement to allow such assignment.
(D)If a Hedge Provider Downgrade shall occur with respect to a Hedge Provider, within 10 days thereof, Seller shall cause such Hedge Provider to transfer its obligations under this Agreement and the applicable Hedging Agreement, at such Hedge Provider’s cost and expense, to a bank or other financial institution acceptable to Agent, and consented to by Seller (such consent not to be unreasonably withheld) which possesses an unsecured, unguaranteed, long-term debt rating of A- or better by S&P and A3 or better by Moody’s.
(c)Negative Covenants. So long as Seller is a party to any Hedging Agreement:
(A)No Seller Party will make any change in the instructions to any Hedge Provider regarding payments to be made to the Second-Tier Account (it being understood that on the date hereof Seller shall instruct each Hedge Provider to direct all Hedge Floating Amounts to the Second-Tier Account in accordance with Section 7.3(c)(B) instead of to the “Agent’s Account” under and as defined in the Prior Agreement).
(B)Seller will not designate an early termination date under any Hedging Agreement, or send any written notice to any Hedge Provider in respect thereof, or waive any provision of any Hedging Agreement, without, in each case, the prior written consent of Agent.
(C)Seller shall not supplement, amend, extend, replace, terminate, or otherwise modify any Hedging Agreement without, in each case, the prior written consent of Agent.

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ARTICLE VIII

ADMINISTRATION AND COLLECTION
Section VIII.1    Designation of Servicer. (a) The servicing, administration and collection of the Receivables on behalf of Agent and the Purchasers shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. PDCo is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer for Agent and the Purchasers pursuant to the terms of this Agreement. Agent (on behalf of the Purchasers) may, and at the direction of the Required Purchasers shall, at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed PDCo or any successor Servicer.
(a)Without the prior written consent of Agent and the Required Purchasers, PDCo shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Originator (with respect to Receivables originated by such Originator), (ii) Seller and (iii) with respect to certain Charged-Off Receivables, outside collection agencies and lawyers in accordance with its customary practices. None of Seller or any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of Servicer delegated to it by PDCo. If at any time Agent shall designate as Servicer any Person other than PDCo, all duties and responsibilities theretofore delegated by PDCo to Seller and any Originator may, at the discretion of Agent, be terminated forthwith on notice given by Agent to PDCo and to Seller.
(b)Notwithstanding the foregoing subsection (b), (i) PDCo shall be and remain primarily liable to Agent, the Purchaser Agents and the Purchasers and the Hedge Providers (if any) for the full and prompt performance of all duties and responsibilities of Servicer hereunder and (ii) Agent, the Purchaser Agents and the Purchasers shall be entitled to deal exclusively with PDCo in matters relating to the discharge by Servicer of its duties and responsibilities hereunder. Agent, the Purchaser Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than PDCo in order for communication to Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. PDCo, at all times that it is Servicer, shall be responsible for providing any sub-servicer or other delegate of Servicer with any notice given to Servicer under this Agreement.
Section VIII.2    Duties of Servicer. (a) Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(a)Servicer will instruct all Obligors to pay all Collections either (i) directly to a Collection Account by means of an automatic electronic funds transfer, wire transfer or otherwise or (ii) directly to a Lock-Box or P.O. Box. Servicer shall cause any payments made by means of automatic electronic funds transfer to be deposited directly into a Collection Account from each Obligor’s relevant account. Servicer shall effect a Collection

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Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box, P.O. Box or Collection Account that shall have been identified, to the satisfaction of Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date Agent delivers a Collection Notice to any Collection Bank or a Postal Notice to any post office pursuant to Section 8.3, Agent may request that Servicer, and Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new lock-box, post office box or depositary account specified by Agent and, at all times thereafter, Seller and Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new lock-box, post office box or depositary account any cash or payment item other than Collections.
(b)Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. Servicer shall set aside and hold in trust for the account of Seller (in respect of RPA Deferred Purchase Price, as applicable), the Purchasers and the Hedge Providers (if any) their respective shares of the Collections in accordance with Article II. Servicer shall, upon the request of Agent, segregate, in a manner acceptable to Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of Servicer or Seller prior to the remittance thereof in accordance with Article II. If Servicer shall be required to segregate Collections pursuant to the preceding sentence, Servicer shall segregate and deposit with a bank designated by Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(c)Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not (x) alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable and for purposes of determining if such Receivable is a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable, the original due date for such Receivable shall continue to apply or (y) limit the rights of Agent, the Purchaser Agents or the Purchasers under this Agreement; provided further, however, that solely with respect to any Eligible COVID-19 Modified Receivable, no installment payment that has been reduced to $0 during the related 3 month deferral period in connection with the COVID-19 Deferred Payment Program shall be considered delinquent for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, Agent shall have the absolute and unlimited right to direct Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(d)Servicer shall hold in trust for Agent on behalf of the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and

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Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of Agent, deliver or make available to Agent all such Records, at a place selected by Agent. Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(e)Any payment by an Obligor in respect of any Indebtedness or other liability owed by it to the applicable Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section VIII.3    Collection Notices. Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices and to date and deliver the Postal Notices to the applicable post offices. Seller hereby transfers to Agent for the benefit of the Purchasers, effective when Agent delivers such notices, the dominion and control and “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, P. O. Box, each Collection Account and the amounts on deposit therein. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice or Postal Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes Agent, and agrees that Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of Agent rather than Seller.
Section VIII.4    Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by Agent, the Purchaser Agents and the Purchasers of their rights hereunder shall not release Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
Section VIII.5    Reports. Servicer shall prepare and forward to Agent and each Purchaser Agent (i) three Business Days prior to each Settlement Date and at such times as Agent or any Purchaser Agent shall request, a Monthly Report, (ii) no later than the 10th day of each calendar month, a DPP Report and (iii) at such times as Agent or any Purchaser Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. Unless otherwise requested by Agent or any Purchaser Agent, all computations in such Monthly Report and such DPP Report shall be made as of the close of

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business on the last day of the Accrual Period preceding the date on which such Monthly Report or DPP Report, as applicable, is delivered.
Section VIII.6    Servicing Fees. In consideration of PDCo’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as PDCo shall continue to perform as Servicer hereunder, PDCo shall be paid a fee (the “Servicing Fee“) in accordance with the priority of payments set forth in Sections 2.2(c) and 2.3, as applicable, on the 19th calendar day of each month (or, if such day is not a Business Day, then the next Business Day thereafter), in arrears for the immediately preceding Fiscal Month, equal to 1% per annum of the average Net Portfolio Balance during such period, as compensation for its servicing activities.
ARTICLE IX

AMORTIZATION EVENTS
Section IX.1    Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:
(a)Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) or any other Transaction Document and such failure shall continue for seven (7) consecutive Business Days.
(b)Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.
(c)Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay Indebtedness when due in excess of $1,000,000; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(d)(i) Any Seller Party, the Hedge Providers (if any), the Performance Provider or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, the Hedge Providers (if any), the Performance Provider or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief

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or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and solely in the case of Servicer and the Performance Provider and a proceeding instituted against (and not by) such Person, such proceeding is not dismissed within 60 days; or (iii) any Seller Party, the Hedge Providers (if any), the Performance Provider or any of their respective Subsidiaries shall take any corporate or other action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
(e)Seller shall fail to comply with the terms of Section 2.6 or Section 7.3 hereof.
(f)As at the end of any Fiscal Month:
(i)the average of the Delinquency Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 5.0%, or
(ii)the average of the Default Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 3.30%,
(iii)Excess Spread is less than 0.75%, or
(iv)the average of the Payment Rate for such Fiscal Month and each of the two immediately preceding Fiscal Months shall be less than 3.00%.
(g)A Change of Control shall occur.
(h)A Hedge Provider Downgrade shall occur and a replacement Hedge Provider meeting the requirements of Section 7.3 fails to assume such then current Hedge Provider’s obligations under this Agreement and the applicable Hedging Agreement as provided in Section 7.3 after such occurrence.
(i)(i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.
(j)The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement; or Seller shall for any reason cease to purchase, or cease to have the legal capacity

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to purchase, or otherwise be incapable of accepting Receivables from any Originator under the Receivables Sale Agreement.
(k)This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or Agent for the benefit of the Purchasers shall cease to have a valid and perfected ownership or first priority perfected security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(l)If required to be in effect pursuant to Section 7.3, any Hedging Agreement shall for any reason not be in full force and effect.
(m)[Reserved].
(n)As determined commencing with fiscal quarter ending January 27, 2018, PDCo’s Leverage Ratio shall exceed the applicable amount set forth in Section 6.20 of the Credit Agreement as of any applicable period(s) or date(s) set forth in Section 6.20 of the Credit Agreement.
(o)Performance Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Provider, or Performance Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
(p)As determined commencing with fiscal quarter ending January 27, 2018, PDCo’s Interest Expense Coverage Ratio shall be less than the applicable amount set forth in Section 6.21 of the Credit Agreement as of any applicable period(s) or date(s) set forth in Section 6.21 of the Credit Agreement.
(q)Any Person shall be appointed as an Independent Governor of Seller without prior notice thereof having been given to Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by Agent that such Person conforms, to the satisfaction of Agent, with the criteria set forth in the definition herein of “Independent Governor.”
(r)Seller shall fail to pay in full all of its Obligations to Agent and the Purchasers hereunder and under each other Transaction Document on or prior to the Legal Maturity Date.
Section IX.2    Remedies. Upon the occurrence and during the continuation of an Amortization Event, Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace the Person then acting as

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Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and the Postal Notices to any post office where a P.O. Box is located and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of Agent, the Purchaser Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X

INDEMNIFICATION
Section X.1Indemnities by The Seller Parties. Without limiting any other rights that Agent, any Purchaser Agent, any Funding Source, any Purchaser or any of their respective Affiliates may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) Agent, each Purchaser Agent, each Funding Source, each Purchaser and the Hedge Providers (if any) and their respective Affiliates, successors, assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the Hedging Agreements, or the use of the proceeds of any Purchase hereunder, or the acquisition, funding or ownership either directly or indirectly, by any Indemnified Party of an interest in the Asset Portfolio, Receivables, or any Receivable or any Contract or any Related Security, or any action or inaction of any Seller Party, and (B) Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(x)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross

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negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(y)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(z)    taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of the Asset Portfolio as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or Servicer) relating to or resulting from:
(i)any representation or warranty made by any Seller Party, any Originator, PDC Funding II or Performance Provider (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)the failure by Seller, Servicer, PDC Funding II or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)any failure of Seller, Servicer, PDC Funding II, any Originator or Performance Provider to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract

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not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)the commingling of Collections of Receivables at any time with other funds;
(vii)any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Asset Portfolio (or any portion thereof) or any other investigation, litigation or proceeding relating to Seller, Servicer, PDC Funding II or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)any Amortization Event described in Section 9.1(d);
(x)any failure of Seller to acquire and maintain legal and equitable title to, and ownership of, any Receivable and the Related Security and Collections with respect thereto from any Originator or PDC Funding II, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to any Originator or PDC Funding II under the Receivables Sale Agreement or the Fifth Third Assignment Agreement, as applicable, in consideration of the transfer by such Originator or PDC Funding II of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)any failure to vest and maintain vested in Agent for the benefit of the Purchasers, or to transfer to Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, or a valid and perfected first priority security interest in, the Asset Portfolio, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xii)the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;

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(xiii)any action or omission by any Seller Party which reduces or impairs the rights of Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xiv)any attempt by any Person to void any Purchase under statutory provisions or common law or equitable action;
(xv)the failure of any Receivable included in the calculation of the Net Portfolio Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and
(xvi)any civil penalty or fine assessed by OFAC or any other governmental authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of the Seller or any of its respective Affiliates.
Section X.2Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by Agent, Seller shall pay to Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction.
(a)A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to Seller and shall be conclusive absent manifest error.

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(b)If any Purchaser or any Funding Source has or anticipates having any claim for compensation from Seller pursuant to clause (iii) of the definition of Regulatory Change, and such Purchaser or Funding Source believes that having the Facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to Seller and Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the Facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to Seller, of at least AA equivalent (the “Required Rating“). Seller and Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. Seller shall pay the initial fees payable to the credit rating agency for providing the rating and all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the Facility prior to demanding any such compensation from Seller.
Section X.3Other Costs and Expenses. Seller shall reimburse Agent, each Purchaser Agent and each Conduit on demand for all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, enforcement and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Conduit’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for any Conduit, any Purchaser Agent and/or Agent (which such counsel may be employees of any Conduit, any Purchaser Agent or Agent) with respect thereto and with respect to advising any Conduit, any Purchaser Agent and/or Agent as to their respective rights and remedies under this Agreement. Seller shall reimburse Agent and each Purchaser Agent on demand for any and all costs and expenses of Agent, the Purchaser Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse each Conduit on demand for all other costs and expenses incurred by such Conduit (“Other Costs”), including, without limitation, the cost of auditing such Conduit’s books by certified public accountants, the cost of rating the Commercial Paper of such Conduit by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit or any counsel for any shareholder of such Conduit with respect to advising such Conduit or such shareholder as to matters relating to such Conduit’s operations.

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Section X.4Allocations. Each Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom such Conduit has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the applicable Conduit in its sole and absolute discretion and shall be binding on Seller and Servicer.
Section X.5Accounting Based Consolidation Event. Upon demand by Agent, Seller shall pay to Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to Seller or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of the Conduit, that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of a Funding Source. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by the Conduit or by any Funding Source. A certificate of the Funding Source setting forth the amount or amounts necessary to compensate such Funding Source pursuant to this Section 10.5 shall be delivered to Seller and shall be conclusive absent manifest error. Seller shall pay such Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
Section X.6Required Rating. Agent shall have the right at any time to request that a public rating of the Facility of at least the Required Rating be obtained from one credit rating agency acceptable to Agent. Each of Seller and Servicer agree that they shall cooperate with Agent’s efforts to obtain the Required Rating, and shall provide Agent, for distribution to the applicable credit rating agency, any information requested by such credit rating agency for purposes of providing the Required Rating. Any Ratings Request shall be in writing, and if the Required Rating is not obtained within 60 days following the date of such Ratings Request (unless the failure to obtain the Required Rating is solely the result of Agent’s failure to provide the credit rating agency with sufficient information to permit the credit rating agency to perform their analysis, and is not the result of Seller or Servicer’s failure to cooperate or provide sufficient information to Agent), (i) upon written notice by Agent to Seller, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter incur the Default Fee and costs associated with obtaining the Required Rating hereunder shall be paid by Seller or Servicer.

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ARTICLE XI

AGENT
Section XI.1Authorization and Action. Each Purchaser hereby designates and appoints MUFG to act as its agent hereunder and under each other Transaction Document, and authorizes Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for Agent. In performing its functions and duties hereunder and under the other Transaction Documents, Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any Purchaser Agent or any of such Seller Party’s or Purchaser Agent’s successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes Agent to authorize and file each of the Uniform Commercial Code financing or continuations statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
Section XI.2Delegation of Duties. Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section XI.3Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the ownership, perfection, priority,

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condition, value or sufficiency of any collateral pledged in connection herewith. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless Agent has received notice from Seller or a Purchaser.
Section XI.4Reliance by Agent. Agent and each Purchaser Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Seller Party), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of the Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
Section XI.5Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Seller Party and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
Section XI.6Reimbursement and Indemnification. Each Financial Institution and each Purchaser Agent agrees to reimburse and indemnify Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution’s Commitment to the aggregate Commitment (or, in the case of an indemnifying Purchaser Agent, ratably based on the Commitment(s) of each Financial Institution in such Purchaser Agent’s Purchaser Group to the aggregate Commitment), to the extent not paid or reimbursed by Seller Parties (i) for any amounts for which Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by Agent, in its capacity as Agent

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and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
Section XI.7Agent in its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though Agent were not Agent hereunder. With respect to the acquisition of the Asset Portfolio on behalf of the Purchasers pursuant to this Agreement, Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not Agent, and the terms “Financial Institution,” “Related Financial Institution,” “Purchaser,” “Financial Institutions,” “Related Financial Institutions” and “Purchasers” shall include Agent in its individual capacity.
Section XI.8Successor Agent. Agent may, upon 10 Business Days’ notice to Seller and the Purchasers, and Agent will, upon the direction of all of the Purchasers (other than Agent, in its individual capacity) resign as Agent. If Agent shall resign, then the Required Purchasers during such five-day period shall appoint from among the Purchasers and the Purchaser Agents a successor agent. If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of Agent hereunder and under the other Transaction Documents and Seller and Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.
Section XI.9Erroneous Payments
(a)If the Agent notifies a Purchaser, a Purchaser Agent or a Indemnified Party, or any Person who has received funds on behalf of a Purchaser, a Purchaser Agent or Indemnified Party (any such Purchaser, Purchaser Agent, Indemnified Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Purchaser Agent, Indemnified Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 11.9 and held in trust for the benefit of the Agent, and such Purchaser, Purchaser

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Agent or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect . A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Purchaser, Purchaser Agent or Indemnified Party, or any Person who has received funds on behalf of a Purchaser, Purchaser Agent or Indemnified Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Purchaser, Purchaser Agent or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Purchaser, Purchaser Agent or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.9(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 11.9(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.9(a) or on whether or not an Erroneous Payment has been made.
(c)Each Purchaser, Purchaser Agent or Indemnified Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Purchaser, Purchaser Agent or Indemnified Party under any Transaction Document, or

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otherwise payable or distributable by the Agent to such Purchaser, Purchaser Agent or Indemnified Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Purchaser or Purchaser Agent that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Purchaser or Purchaser Agent at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Purchaser shall be deemed to have assigned its Capital (but not its Commitments ) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Capital (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (B) the Agent as the assignee Purchaser shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Purchaser shall become a Purchaser, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser, (D) the Agent and the Seller shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Capital subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement.
(i) Subject to Section 11.9 (but excluding, in all events, any assignment consent or approval requirements (whether from the Seller or otherwise)), the Agent may, in its discretion, sell any Capital acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Purchaser (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Purchaser (x) shall be reduced by the proceeds of

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prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Capital acquired from such Purchaser or related Purchaser Agent pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Capital are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Purchaser from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of Purchaser or Indemnified Party, to the rights and interests of such Purchaser, Purchaser Agent or Indemnified Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Capital that has been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Seller or Servicer; provided that this Section 11.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Seller relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Seller or the Servicer for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 11.9 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser or Purchaser Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

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ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS
Section XII.1Assignments. (a) (I) Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned; provided, however, that no Conduit shall transfer, sell or assign its rights in all or any part of the Asset Portfolio at any time prior to the Amortization Date unless the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis, has been paid in full or is being assumed by the applicable transferee. Further, Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby agree that any assignee of any Conduit of this Agreement or of all or any portion of the Asset Portfolio of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to and included such party (provided that (i) the Capital of any such assignee that is a Conduit or a commercial paper conduit shall accrue CP Costs based on such Conduit’s Conduit Costs or on such commercial paper conduit’s cost of funds, respectively, and (ii) the Capital of any other such assignee shall accrue Financial Institution Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Conduit hereunder.
(II)    Neither Seller nor Servicer shall have the right to assign its rights or obligations under this Agreement; provided, however, that Seller may assign its right to receive the RPA Deferred Purchase Price or any portion thereof, which right shall be freely assignable by Seller without the consent of Agent, any Purchaser or any Purchaser Agent so long as no Amortization Event has occurred that has not been waived in accordance with the terms hereof and the Amortization Date has not occurred, upon prior written notice of such assignment to Agent; provided, that the related assignee has agreed, in a writing in form and substance reasonably satisfactory to Agent, to (i) all of the terms and conditions hereunder in respect of payment of the RPA Deferred Purchase Price (including Section 2.7(b)), (ii) a non-petition clause in favor of each of Seller and each Conduit in substantially the form of Section 14.6 and (iii) a limitation on payment clause in favor of Agent and each Purchaser in substantially the form of Section 2.7(b).
(a)Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution; provided, however, that no Financial Institution shall transfer, sell or assign its rights in all or any part of the Asset Portfolio at any time prior to the Amortization Date unless the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis, has been paid in full or is being assumed by the applicable transferee. The consent of the Conduit in

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such selling Financial Institution’s Purchaser Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to Agent, promptly following any request therefor by Agent or the Conduit in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to Agent and such Conduit. Upon delivery of the executed Assignment Agreement to Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Purchaser Agents or Agent shall be required.
(b)Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Conduit in such Affected Financial Institution’s Purchaser Group or Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by Agent and acceptable to the Conduit in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Financial Institution Yield owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Asset Portfolio of the Financial Institutions in such Affected Financial Institution’s Purchaser Group; provided, further, that, if such assignment occurs at any time prior to the Amortization Date, the Affected Financial Institution shall (x) pay in full or (y) provide that the related Assignment Agreement requires the assignee to assume, the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis.
Section XII.2Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share portion of the Asset Portfolio of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and each Seller Party, each Conduit, each other Financial Institution, each Purchaser Agent and Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial

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Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section XII.3Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, its portion of the Asset Portfolio and any rights to payment of Capital and Financial Institution Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of Seller or Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.
Section XII.4Collateral Trustee. Notwithstanding any other provision of this Agreement to the contrary, any Conduit may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, its portion of the Asset Portfolio and any rights to payment of Capital and CP Costs) under this Agreement to secure obligations of such Conduit to a collateral trustee or security trustee under its Commercial Paper program, without notice to or consent of Seller or Agent; provided that no such pledge or grant of a security interest shall release a Conduit from any of its obligations hereunder, or substitute any such pledgee or grantee for such Conduit as a party hereto.
ARTICLE XIII

PURCHASER AGENTS
Section XIII.1Purchaser Agents. Each Purchaser Group may (but is not required to) designate and appoint a “Purchaser Agent” hereunder which Purchaser Agent shall become a party to this Agreement and shall authorize such Purchaser Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Purchaser Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Unless otherwise notified in writing to the contrary by the applicable Purchaser, Agent and the Seller Parties shall provide all notices and payments specified to be made by Agent or any Seller Party to a Purchaser hereunder to such Purchaser’s Purchaser Agent, if any, for the benefit of such Purchaser, instead of to such Purchaser. Each Purchaser Agent may perform any of the obligations of, or exercise any of the rights of, any member of its Purchaser Group and such performance or exercise shall constitute performance of the obligations of, or exercise of the rights of, such member hereunder. In performing its functions and duties hereunder and under the other Transaction Documents, each Purchaser Agent shall act solely as agent for the Purchasers in such Purchaser Agent’s Purchaser Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any other Purchaser or

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any Seller Party or any of such Purchaser’s or Seller Party’s successors or assigns. The appointment and authority of each Purchaser Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each member of the MUFG Conduit’s Purchaser Group hereby designates MUFG, and MUFG hereby agrees to perform the duties and obligations of, such Purchaser Group’s Purchaser Agent.
ARTICLE XIV

MISCELLANEOUS
Section XIV.1Waivers and Amendments. (a) No failure or delay on the part of Agent, any Purchaser Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(a)No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Conduit, Seller, each Purchaser Agent and Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(i)without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or Servicer, (B) reduce the rate or extend the time of payment of Financial Institution Yield or any CP Costs (or any component of Financial Institution Yield or CP Costs), (C) reduce any fee payable to Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Conduit’s Pro Rata Share, any Financial Institution’s Commitment or any Conduit’s Conduit Purchase Limit (other than, to the extent applicable in each case, pursuant to Section 4.6 or the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Purchasers, Section 2.2, Section 2.3, Section 4.6, this Section 14.1(b) or Section 14.6, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Credit Enhancement,” “Hedging Agreement,” “Hedge Provider,” “Net Portfolio Balance” or “RPA Deferred Purchase Price” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

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(ii)without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.
Notwithstanding the foregoing, (i) without the consent of the Purchasers, but with the consent of Seller, Agent may amend this Agreement solely to add additional Persons as Financial Institutions, Conduits and/or Purchaser Agents hereunder and (ii) Agent, the Required Purchasers and each Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller Party. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchaser Agents, the Purchasers and Agent.
Section XIV.2Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective  if given by telecopy, upon the receipt thereof,  if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or  if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes Agent and the Purchasers to effect Purchases and Rate Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom Agent or applicable Purchaser in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by Agent and/or the applicable Purchaser, the records of Agent and/or the applicable Purchaser shall govern absent manifest error.
Section XIV.3Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Sections 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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Section XIV.4Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Agent may request, to perfect, protect or more fully evidence Agent’s (on behalf of the Purchasers) valid ownership of or first priority perfected security interest in the Asset Portfolio, or to enable Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Seller will, upon the request of Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that Agent may reasonably request, to perfect, protect or evidence such valid ownership of or first priority perfected security interest in the Asset Portfolio. At any time following the occurrence of an Amortization Event, Agent may, or Agent may direct Seller or Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Agent or its designee. Seller or Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(a)If any Seller Party fails to perform any of its obligations hereunder, Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes Agent at any time and from time to time in the sole and absolute discretion of Agent, and appoints Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize and/or execute on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in Agent’s sole and absolute discretion to perfect and to maintain Agent’s (on behalf of the Purchasers) valid ownership of or first priority perfected security interest in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Agent in its sole and absolute discretion deems necessary or desirable to perfect and to maintain the ownership of or first priority perfected security interest in the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Seller Party set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.
Section XIV.5Confidentiality. (a) Each Seller Party, Agent, each Purchaser Agent and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Agent, each Purchaser Agent, each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party, Agent, such Purchaser Agent and such Purchaser and its officers and employees may

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disclose such information to such Seller Party’s, Agent’s, such Purchaser Agent’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(a)Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to Agent, the Financial Institutions, the Purchaser Agents or the Conduits by each other and by each such Person to such Person’s equityholders, (ii) by Agent, the Purchaser Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by Agent, any Purchaser Agent or any Conduit to any collateral trustee or security trustee, any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which MUFG or any Purchaser Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of and agrees to maintain the confidential nature of such information. In addition, the Purchasers, the Purchaser Agents and Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section XIV.6Bankruptcy Petition. (a) Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit or any Financial Institution or Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Conduit, any Financial Institution or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(a)Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Obligations of Seller, it will not institute against, or join any other Person in instituting against, Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section XIV.7Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, Agent, any Purchaser Agent, any Funding Source or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Conduit, Agent, any Purchaser Agent, any Funding Source or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees

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not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section XIV.8CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
Section XIV.9CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT, ANY PURCHASER AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST AGENT, ANY PURCHASER AGENT OR ANY PURCHASER OR ANY AFFILIATE OF AGENT, ANY PURCHASER AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
Section XIV.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section XIV.11Integration; Binding Effect; Survival of Terms.
(a)This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

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(b)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy) and shall inure to the benefit of the Hedge Providers (if any) and its successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification, payment and other provisions of Article X, and Sections 2.7(b), 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
Section XIV.12Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section XIV.13MUFG Roles and Purchaser Agent Roles.
(a)Each of the Purchasers and Purchaser Agents acknowledges that MUFG acts, or may in the future act, (i) as administrative agent for the MUFG Conduit or any Financial Institution in the MUFG Conduit’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the MUFG Conduit or any Financial Institution in the MUFG Conduit’s Purchaser Group (collectively, the “MUFG Roles”). Without limiting the generality of this Section 14.13, each Purchaser and each Purchaser Agent hereby acknowledges and consents to any and all MUFG Roles and agrees that in connection with any MUFG Role, MUFG may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the MUFG Conduit.
(b)Each of the Purchasers acknowledges that each Purchaser Agent acts, or may in the future act, (i) as administrative agent for the Conduit in such Purchaser Agent’s Purchaser Group or any Financial Institution in such Purchaser Agent’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the Conduit in such Purchaser Agent’s Purchaser Group or any Financial Institution in such Purchaser Agent’s Purchaser Group

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(collectively, the “Purchaser Agent Roles”). Without limiting the generality of this Section 14.13, each Purchaser hereby acknowledges and consents to any and all Purchaser Agent Roles and agrees that in connection with any Purchaser Agent Role, the applicable Purchaser Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as agent for the Conduit in such Purchaser Agent’s Purchaser Group.
Section XIV.14Characterization. (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale to Agent, on behalf of the Purchasers, for all purposes (other than federal and state income tax purposes), which such Purchase shall provide Agent, on behalf of the Purchasers, with the full benefits of ownership of the Asset Portfolio. Except as specifically provided in this Agreement, each Purchase hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Purchaser Agent and Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Purchaser Agent or Agent or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
(a)In addition to any ownership interest which Agent may from time to time acquire pursuant hereto, Seller hereby grants to Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each P.O. Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. Agent, the Purchaser Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section XIV.15Excess Funds. Each of Seller, Servicer, each Purchaser, each Purchaser Agent and Agent agrees that each Conduit shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against any Conduit shall be subordinate to the claims against such Conduit of the holders of Commercial Paper and any Person providing liquidity support to such Conduit.
Section XIV.16[Reserved].
Section XIV.17Confirmation and Ratification of Terms.

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(a)Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Prior Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.
(b)The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Prior Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.
(c)The effect of this Agreement is to amend and restate the Prior Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of Agent or any Purchaser existed in the Prior Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after May 10, 2002. This Agreement is not a novation.
(d)The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Prior Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Prior Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.
(e)The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Financial Institution Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Prior Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Financial Institution Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.
Section XIV.18Consent. Each of the parties hereto hereby consents to Amendment No. 3 to the Receivables Sale Agreement, dated as of the date hereof, among Seller, PDSI and PVSI.
Section XIV.19USA PATRIOT Act Notice. Each Financial Institution that is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) herby notifies the Seller Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Seller Party, which information includes the name, address, tax identification number and other information that will allow such Financial Institution to identify such Seller Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act. Promptly following any request therefor, the Seller shall deliver to the each Financial Institution all documentation and other information required by bank regulatory authorities requested by

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such Financial Institution for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.
Section XIV.20Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for any Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Financial Institution that fails to satisfy its obligation to make and maintain any Purchase as required hereunder shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(Signature Pages Follow)

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WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Conformed copy of agreement does not contain signatures as signatories only sign individual amendments.
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EXHIBIT I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“3D Cone Beam Receivable” means a Receivable originated by PDSI that arises from the sale or financing (or servicing) of 3D Cone Beam technology.
“Accrual Period” means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date hereof to (and including) the last day of the Fiscal Month thereafter.
“ACH Receipts” means funds received in respect of Automatic Debit Collections.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after September 12, 2003, by which PDCo or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Affected Financial Institution” has the meaning set forth in Section 12.1(c).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Aggregate Capital” means, on any date of determination, the aggregate outstanding Capital of all Purchasers on such date.
“Aggregate Reduction” has the meaning set forth in Section 1.3.
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“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid fees under any Fee Letter, CP Costs, Financial Institution Yield, Aggregate Capital, Hedging Obligations and all other unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the greater of (i) 0.00% and (ii) Term SOFR for a one month period on such day (or if such day is not a U.S Government Securities Business Day, the immediately preceding Business Day), plus 1%, plus the SOFR Spread. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.
“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Amendment Date” means August 5, 2021.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from Agent following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from Agent following the failure to obtain the Required Ratings within 60 days following delivery of a Ratings Request to Seller and Servicer, and (v) the date which is 5 Business Days after Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning set forth in Article IX.
“Annual Vintage Pool” means as of any date of determination and with respect to any Fiscal Year, the pool of Receivables originated by the Originators during such Fiscal Year.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller, the Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);
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(e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Asset Portfolio” has the meaning set forth in Section 1.2(b).
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Automatic Debit Collection” means the payment of Collections by an Obligor by means of automatic electronic funds transfer from the Obligor’s bank account.
“Balloon Payment Receivable” means a Receivable that arises under a Contract that requires the final payment to be in an amount equal to 35% of the initial balance of such Receivable.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Broken Funding Costs” means for any Capital of any Purchaser which: (i) is reduced without compliance by Seller with the notice requirements hereunder or (ii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated on a date prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Financial Institution Yield (as applicable) that would have accrued during the remainder of the Rate Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser Agent or Agent to relate to such Capital (as applicable) subsequent to the date of such reduction, assignment, transfer, funding or termination of such Capital if such reduction, assignment, transfer, funding or termination had not occurred, over (B) the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Capital from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close.
“Capital” means at any time with respect to the Asset Portfolio and any Purchaser, an amount equal to (A) the amount of Cash Purchase Price paid by such Purchaser to Seller for
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Purchases pursuant to Sections 1.1 and 1.2, minus (B) the sum of the aggregate amount of Collections and other payments received by Agent or such Purchaser, as applicable, which in each case are applied to reduce such Purchaser’s Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Cap Strike Rate” means 4.00%, or such other applicable “cap strike rate” approved by Agent and specified as such in the applicable Hedging Agreement in effect at such time.
“Cash Purchase Price” means, with respect to any Purchase of any portion of the Asset Portfolio, the amount paid to Seller for such portion of the Asset Portfolio which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable Purchase date, taking into account any other proposed Purchase requested on the applicable Purchase date, and (iii) the excess, if any, of the Net Portfolio Balance (less the Credit Enhancement) on the applicable Purchase date over the aggregate outstanding amount of the Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account any other proposed Purchase requested on the applicable Purchase date.
“CEREC Receivable” means a Receivable originated by PDSI that arises from the sale or financing (or servicing) by PDSI of ceramic reconstruction machinery that was manufactured by or on behalf of Sirona Dental Systems, Inc.
“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Servicer or (ii) PDCo ceases to own, directly or indirectly, 100% of the outstanding membership units of Seller or 100% of the outstanding capital stock of any Originator.
“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to the Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such payment.
“Closing Date Assignment Agreement” means that certain Assignment and Assumption Agreement, dated as of the date hereof, by and among Servicer, Seller, JPMorgan, Agent, the MUFG Conduit, MUFG, Chariot Funding LLC, J.P. Morgan Securities, Inc., Three Pillars Funding LLC, SunTrust Bank and SunTrust Robinson Humphrey, Inc., as amended, restated, supplemented or otherwise modified from time to time.
    Exh. I-4

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“Collection Account” means, collectively, each First-Tier Account and the Second-Tier Account.
“Collection Account Agreement” means (i) with respect to each Lock-Box or Collection Account, an agreement, substantially in the form of Exhibit VI, among an Originator (if applicable), Seller, Agent and a Collection Bank, or any similar or analogous agreement among an Originator, Seller, Agent and a Collection Bank and (ii) with respect to each P.O. Box, a Postal Notice, in each case as such document may be amended, restated, supplemented or otherwise modified from time to time.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from Agent to a Collection Bank, or any similar or analogous notice from Agent to a Collection Bank.
“Collections” means, with respect to any Receivable, all cash collections and other cash and other proceeds in respect of such Receivable, including, without limitation, all scheduled payments, prepayments, yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable and all payments received pursuant to the Hedging Agreements.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit in the commercial paper market.
“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to Purchase portions of the Asset Portfolio from Seller and to the extent that the Conduit in its Purchaser Group declines to make such Purchases, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual Purchase hereunder, its Pro Rata Share of the Cash Purchase Price therefor.
“Concentration Limit” means, at any time, for any Obligor, (i) if such Obligor is a Group Practice Obligor, $2,000,000 and (ii) if such Obligor is other than a Group Practice Obligor, $750,000; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor.
“Conduit” has the meaning set forth in the preamble to this Agreement.
“Conduit Costs” means, for any outstanding Capital of any Conduit, an amount equal to such Capital multiplied by a per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of indexed Commercial Paper of such Conduit that is allocated, in whole or in part, to fund such Capital (and which may also be allocated in part to the
    Exh. I-5

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funding of other assets of such Conduit); provided, however, that if any component of such rate is a discount rate, in calculating such rate for such Capital for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the “weighted average cost” shall consist of (x) the actual interest rate paid to purchasers of indexed Commercial Paper issued by such Conduit, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by such Conduit, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.
“Conduit Purchase Limit” means, for each Conduit, the purchase limit of such Conduit with respect to Purchases from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Conduit’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, Section 4.6(b)) and (ii) with respect to any individual Purchase hereunder, its Pro Rata Share of the aggregate Cash Purchase Price therefor.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Rate Tranche Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.02 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines, that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Consent Notice” has the meaning set forth in Section 4.6(a).
“Consent Period” has the meaning set forth in Section 4.6(a).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. The amount of any
    Exh. I-6

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Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings (including those with electronic signatures or other electronic authorization), which may be executed in counterparts and received by facsimile or electronic mail, pursuant to which such Receivable arises or which evidences such Receivable.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“COVID-19 Deferred Payment Program” means PDSI’s program that permits Obligors to defer payments under their related Contract for a period of up to 3 months in connection with the COVID-19 Emergency.
“COVID-19 Emergency” means collectively, the public health emergency declared by the United States Secretary of Health and Human Services on January 27, 2020, with respect to the 2019 Novel Coronavirus and all related federal and state emergency declarations and measures.
“COVID-19 Modifications” means, with respect to any COVID-19 Modified Receivable, each of the following modifications to the related Contract: (i) installment payments under the related Contract are deferred for a period of up to 3 months commencing on the date such Receivable first became a COVID-19 Modified Receivable and (ii) the deferred monthly installments are added to the end of the related Contract and payable in equal monthly installments.
“COVID-19 Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified in connection with the COVID-19 Deferred Payment Program.
    Exh. I-7

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“CP Costs” means, for each day, the aggregate discount or yield accrued with respect to the outstanding Capital of each respective Conduit as determined in accordance with the definition of Conduit Costs.
“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated on or about February 16, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time) by and among PDCo, the lenders from time to time party thereto, MUFG, as administrative agent.
“Credit and Collection Policy” means Seller’s and/or the applicable Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date of the Prior Agreement and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.
“Credit Enhancement” means, on any date, an amount equal to the product of (i) the Net Portfolio Balance as of the close of business of Servicer on such date, multiplied by (ii)
the sum of (x) the greatest of (a) 15.0%, (b) the product of (I) the highest Cumulative Gross Loss Percentage for any Annual Vintage Pool (other than any Annual Vintage Pool that was originated prior to the 2003 Fiscal Year), multiplied by (II) 4.0, and (c) the sum of (I) the product of (A) the sum of (i) 1.0 plus (ii) 20.0% (or during the Temporary Period, 25.0%) of the Weighted Average Remaining Months Without Repayment Spike on such date multiplied by (B) the average Loss-to-Liquidation Ratio for the immediately preceding three Fiscal Months multiplied by (C) the Loss Multiple, multiplied by (D) 20.0% (or during the Temporary Period, 25.0%), plus (II) the product of (A) 80.0% (or during the Temporary Period, 75.0%), multiplied by (B) the average Loss-to-Liquidation Ratio for the immediately preceding three Fiscal Months multiplied by (C) the Loss Multiple, plus (y) the average Dilution Ratio for the immediately preceding three Fiscal Months.
“Credit Loss” means a Receivable that is written off the Seller’s books and records in accordance with the applicable Originator’s Credit and Collection Policy.
“Cumulative Gross Loss Event” means, at any time of determination on or after April 20, 2020, the following event has occurred and is continuing: the Cumulative Gross Loss Percentage for any Specified Annual Vintage Pool exceeds 2.0%.
“Cumulative Gross Loss Percentage” means, on any date and with respect to any Annual Vintage Pool, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables in such Annual Vintage Pool which became a Credit Loss, in each case, calculated as of the date such Receivable became a Credit Loss, divided by (ii) the aggregate initial Outstanding Balance of all Receivables in such Annual Vintage Pool.
“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. If at any time, (i) the Outstanding Balance of any Receivable is either (x) reduced as a result of any defective or rejected goods, software or services, any discount or any adjustment or otherwise by Seller, PDC Funding II or any
    Exh. I-8

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Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable or (iii) the Related Equipment for any Receivable is Repossessed and sold for less than the fair market value of such Related Equipment, Seller shall be deemed to have received a Collection of such Receivable in the amount of (A) such reduction or cancellation in the case of clause (i) above, (B) the entire Outstanding Balance in the case of clause (ii) above and (C) the difference between the fair market value of the Repossessed Related Equipment and the gross proceeds received upon the sale of such Repossessed Related Equipment in the case of clause (iii) above.
“Deemed Exchange” shall have the meaning set forth in Section 1.5.
“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.
“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 3.50% above the Alternate Base Rate.
“Default Ratio” means, as of the last day of each Fiscal Month, a percentage equal to: (i) the aggregate Outstanding Balance of all Defaulted Receivables on such day, divided by (ii) the aggregate Outstanding Balance of all Receivables on such day.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Delayed Financial Institution” has the meaning set forth in Section 1.2(a).
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
“Designated Obligor” means an Obligor indicated by Agent to Seller in writing.
“Dilution Ratio” means, on any date, an amount equal to the product of (i) 6 multiplied by (ii) the quotient of (x) “non-cash full returns” and “non-cash partial returns” (each as set forth as a separate line item in the Monthly Report) divided by (y) the Outstanding Balance of all Receivables as of the first day of the current Fiscal Month.
“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
    Exh. I-9

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“Discounted Receivable” means a Receivable that arises under a Contract pursuant to which the first installment payment thereunder is not required to be made prior to 120 days after the contract inception; provided that such Receivable shall cease to be a Discounted Receivable after the date 120 days after the contract inception and shall at all times thereafter be deemed to be a “Skip Receivable”; provided further, if the first six payments thereunder are made in full in consecutive months, such Receivable shall no longer be deemed to be a “Skip Receivable.”
“Discount Rate” means, (i) Term SOFR plus the SOFR Spread or (ii) the Alternate Base Rate, as applicable, with respect to the Capital of each Financial Institution.
“DPP Report” means a report, in substantially the form of Exhibit XIII hereto (appropriately completed), furnished by Servicer to Agent and each Purchaser Agent pursuant to Section 8.5.
“Dynamic EDR Maximum Percentage” means, at any time, a percentage equal to (x) if such time is during the Temporary Period, 25.0% and (y) otherwise, (I) if a Cumulative Gross Loss Event has occurred and is continuing, 20.0% and (II) otherwise, the lesser of (i) 20.0% and (ii) a percentage equal to (A) the aggregate Outstanding Balance of all Eligible Receivables that are Extended Discounted Receivables, divided by (B) the aggregate Outstanding Balance of all Receivables.
“Dynamic ESR Maximum Percentage” means, at any time, a percentage equal to (x) if such time is during the Temporary Period, the lesser of (I) 30.00% and (II) a percentage equal to (i) (A) the aggregate Outstanding Balance of all Eligible Receivables that are either Extended Discounted Receivables or Extended Skip Receivables, divided by (B) the aggregate Outstanding Balance of all Receivables, times (ii) if such date of determination is (A) prior to delivery of the Monthly Report in August 2023 with an as of date of July 31, 2023, 100% and (B) on or after delivery of the Monthly Report in August 2023 with an as of date of July 31, 2023, 92.5% and (y) otherwise, (I) if a Cumulative Gross Loss Event has occurred and is continuing, 25.0% and (II) otherwise, the lesser of (i) 25.0% and (ii) a percentage equal to (A) (x) the aggregate Outstanding Balance of all Eligible Receivables that are either Extended Discounted Receivables or Extended Skip Receivables, divided by (y) the aggregate Outstanding Balance of all Receivables, times (B) 92.5%.
“EagleSoft Computer Receivable” means a Receivable originated by PDSI that arises from the sale or financing of computer hardware equipment by PDSI. “EagleSoft Computer Receivables” may also be referred to as “Patterson Computer Receivables”.
“Eligible COVID-19 Modified Receivable” means, as of any date of determination, a COVID-19 Modified Receivable that satisfied each of the following criteria: (i) installment payments under the related Contract are not required to be made for a period of up to 3 months commencing on the date such Receivable first became a COVID-19 Modified Receivable, (ii) interest will continue to accrue under the related Contract during such deferral period, (iii) the monthly installment amount owing by the related Obligor during the related deferral period is $0, (iv) the deferred monthly installments will be added to the end of the related Contract and payable in equal monthly installments, (v) such Receivable was not a Delinquent Receivable on
    Exh. I-10

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the date it became a COVID-19 Modified Receivable, (vi) no payment, or part thereof, that was invoiced to the related Obligor prior to such Receivable becoming a COVID-19 Modified Receivable remains unpaid for 61 days or more from the original due date for such payment, (vii) the related Obligor has affirmatively elected to participate in the COVID-19 Deferred Payment Program by completing and submitting an application therefore to PDSI, (viii) such Receivable became a COVID-19 Modified Receivable not later than June 30, 2020, (ix) no more than three monthly installment payments in the aggregate are being deferred under the related Contract and (x) the Originator thereof is PDSI.
“Eligible Hedge Provider” means any financial institution that has an unsecured, unguaranteed, long-term debt rating of at least A- by S&P or A3 by Moody’s.
“Eligible Receivable” means, at any time, a Receivable:
(i)the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is neither a Designated Obligor nor a Sanctioned Person; and (d) is not a government or a governmental subdivision or agency,
(ii)the Obligor of which is not, and has not been, the Obligor of any Charged-Off Receivable or any Defaulted Receivable,
(iii)that is not a Charged-Off Receivable or a Defaulted Receivable,
(iv)that is not a Delinquent Receivable,
(v)that arises under a Contract that has not had any payment or other terms of such Contract extended, modified or waived other than, in the case of an Eligible COVID-19 Modified Receivable, the COVID-19 Modifications,
(vi)that is an “account” or “chattel paper” within the meaning of Article 9 of the UCC of all applicable jurisdictions,
(vii)that is denominated and payable only in United States dollars in the United States,
(viii)that arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
    Exh. I-11

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(ix)that arises under a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract, (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract and (C) at the time the payment is received the Contract is continuing and does not constitute a refund on a terminated Contract,
(x)that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods, sale or licensing of software or the provision of services by the applicable Originator,
(xi)that, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(xii)that satisfies all applicable requirements of the Credit and Collection Policy,
(xiii)that was generated in the ordinary course of the applicable Originator’s business,
(xiv)that arises solely from the sale, licensing or financing of goods or software or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),
(xv)as to which Agent has not notified Seller that Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to Agent,
(xvi)that is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods, software or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods or software returned in accordance with the terms of the Contract),
(xvii)that, (a) if such Receivable is a Discounted Receivable, the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made not later than 64 months (or in the case of a Large
    Exh. I-12

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Receivable, not later than 88 months) after the date such Receivable was originated; (b) if such Receivable is an Extended Discounted Receivable, the related Contract requires (i) that payment in full of the Outstanding Balance of such Receivable be made not later than 73 months after the date such Receivable was originated and (ii) no more than 60 monthly payments; (c) if such Receivable is an EagleSoft Computer Receivable, the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made not later than 39 months after the date such Receivable was originated; (d) if such Receivable is a Large Receivable, the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made not later than 85 months after the date such Receivable was originated; and (e) otherwise, the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made not later than 61 months after the date such Receivable was originated,
(xviii)as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(xix)all right, title and interest to and in which has been validly transferred by (a) the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement or (b) PDC Funding II directly to the Seller under and in accordance with the Fifth Third Assignment Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim,
(xx)that arises under a Contract that requires the Outstanding Balance of such Receivable to be paid in equal consecutive monthly installments,
(xxi)that is not (a) a Balloon Payment Receivable or (b) a Modified Receivable that does not constitute an Eligible COVID-19 Modified Receivable,
(xxii)that, together with the related Contract, has not been sold, assigned or pledged by the applicable Originator, PDC Funding II or Seller, except pursuant to the terms of the Receivables Sale Agreement, the Fifth Third Assignment Agreement and this Agreement,
(xxiii)[reserved],
(xxiv)with respect to which there is only one original executed copy of the related Contract, which will, together with the related records be held by Servicer as bailee of Agent and the Purchasers, and no other custodial agreements are in effect with respect thereto,
(xxv)that excludes residual value and any maintenance component, and
    Exh. I-13

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(xxvi)that if such Receivable is an Extended Skip Receivable, no required payment or part thereof, in connection with such Receivable remains unpaid for 30 days or more from the original due date for such payment.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Erroneous Payment” has the meaning assigned to it in Section 11.9(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.9(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.9(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.9(e).
“Excess Spread” means, as of the last day of any Fiscal Month, the sum of (i) the weighted average annual percentage rate accruing on the Receivables, minus (ii) 1%, minus (iii) the Cap Strike Rate, minus (iv) the Program Fee Rate (as defined in each Fee Letter).
“Extended Discounted Receivable” means a Receivable that arises under a Contract pursuant to which the first installment payment thereunder is not required to be made prior to 4 to 12 months after the contract inception; provided that such Receivable shall cease to be an Extended Discounted Receivable after the date on which the first installment payment thereunder is required to be paid and shall at all times thereafter be deemed to be an “Extended Skip Receivable”; provided further, if the first six payments thereunder are made in full in consecutive months, such Receivable shall no longer be deemed to be an “Extended Skip Receivable.”
“Extended Skip Receivable” has the meaning set forth in the definition of “Extended Discounted Receivable”.
“Extension Notice” has the meaning set forth in Section 4.6(a).
“Facility” means the facility providing for Seller to sell the Asset Portfolio as provided in this Agreement.
“Facility Account” means the account numbered 1109495 maintained by Seller in the name of “PDC Funding Company, LLC” at JPMorgan, together with any successor account or sub-account.
“Facility Termination Date” means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
    Exh. I-14

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“Federal Funds Effective Rate” means for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if any Financial Institution is borrowing overnight funds on any day from a Federal Reserve Bank to make or maintain such Financial Institution’s funding of all or any portion of the Asset Portfolio hereunder, the Federal Funds Effective Rate, at the option of such Financial Institution, for such Financial Institution shall be the average rate per annum at which such overnight borrowings are made on any such day. Each determination of the Federal Funds Effective Rate shall be conclusive and binding on Seller and the Seller Parties, except in the case of manifest error.
“Fee Letter” means the letter agreement dated August 4, 2022 (as amended, restated, supplemented, or otherwise modified from time to time) among Seller, MUFG, the MUFG Conduit, Truist Bank, Royal Bank of Canada and Thunder Bay Funding, LLC.
“Fifth Third Assignment Agreement” means that certain Termination, Payoff and Assignment Agreement, dated as of July 28, 2023, by and among Servicer, Seller, each Originator, PDC Funding II, Fifth Third Bank, National Association and Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Final Payout Date” means the date following the Amortization Date on which the Aggregate Capital shall have been reduced to zero and all of the Aggregate Unpaids, Obligations and all other amounts then accrued or payable to Agent, the Purchaser Agents, the Purchasers and the other Indemnified Parties shall have been indefeasibly paid in full in cash.
“Finance Charge Collections” means Collections consisting of Finance Charges.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Institutions” has the meaning set forth in the preamble in this Agreement.
“Financial Institution Yield” means for each respective Rate Tranche Period relating to any Capital (or portion thereof) of any of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Capital (or portion thereof) multiplied by the Capital (or portion thereof) of such Financial Institution for each day elapsed during such Rate Tranche Period, annualized on a 360 day basis.
“First-Tier Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, by means of automatic funds transfer (other than the Second-Tier Account) and which is listed on Exhibit IV.
    Exh. I-15

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“Fiscal Month” means any of the twelve consecutive four week or five week accounting periods used by PDCo for accounting purposes which begin on the Sunday after the last Saturday in April of each year and ending on the last Saturday in April of the next year.
“Fiscal Year” means the twelve consecutive month accounting period used by PDCo for accounting purposes which begins on the Sunday after the last Saturday in April of each year and ending on the last Saturday of April of the next year.
“Floor” means rate a interest equal to 0.00%.
“Funding Agreement” means (i) this Agreement and (ii) any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.
“Funding Source” means with respect to any Conduit (i) such Conduit’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement, provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any amount described in Sections 9.1(f) or (m), Agent and Seller shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such amounts with the intent of having the respective positions of Agent and the Purchasers and Seller after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the amounts described in Sections 9.1(f) or (m) shall be calculated as if no such change in GAAP has occurred.
“Group Practice” means a dental practice that has multiple dentists with (i) four or more offices and (ii) $200,000 or more in annual expenditures for goods and inventory.
“Group Practice Obligor” means an Obligor that is both (i) a corporation or other business association that has been in existence for more than five years and (ii) a Group Practice.
“Hedge Floating Amount” means, with respect to any Hedging Agreement, all amounts owing to Seller under, and any other Collections with respect to, such Hedging Agreement.
“Hedge Provider” means any Person that enters into a Hedging Agreement with Seller.
“Hedge Provider Downgrade” means the unsecured, unguaranteed, long-term debt rating of any Hedge Provider under its then current Hedging Agreement, if any, is reduced below A- or withdrawn by S&P or below A3 or withdrawn by Moody’s.
“Hedging Agreement” means an interest rate cap agreement or other interest rate hedge agreement, in each case, in form and substance satisfactory to Agent, entered into by Seller (and pledged to Agent, for the ratable benefit of the Purchasers), as the same may from time to time be supplemented, amended, extended, replaced or otherwise modified, in each case, in accordance with Section 7.3(d)(iii); provided that (i) at the time such transaction is entered into,
    Exh. I-16

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the Hedge Provider thereunder is an Eligible Hedge Provider, (ii) Seller shall have no payment obligations nor any Hedging Obligations under such transaction other than the payment of up-front premiums to the Eligible Hedge Provider (and on or prior to the date of such Hedging Agreement all such premiums payable by Seller during the scheduled term of such Hedging Agreement shall have been duly paid in full in advance), (iii) the notional amount with respect to such Hedging Agreement shall be an amount at all times satisfactory to Agent, which amount shall be $575,000,000 until otherwise specified by Agent to Seller and (iv) the documentation governing such hedge transaction shall be in form and substance satisfactory to Agent.
“Hedging Obligations” means all amounts payable to a Hedge Provider under such Hedge Provider’s Hedging Agreement, including, without limitation, the accrued fixed amount under such Hedging Agreement and all breakage costs associated with the termination of such Hedging Agreement.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
“Indemnified Amounts” has the meaning set forth in Section 10.1.
“Indemnified Party” has the meaning set forth in Section 10.1.
“Independent Governor” shall mean a member of the Board of Governors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a governor of Seller, (A) a director, officer, employee, partner, shareholder, member, manager, governor or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, any Patterson Entity, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, governor, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or governor for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or governors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of
    Exh. I-17

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securitization or structured finance instruments, agreements or securities and is employed by any such entity.
“Interest Expense Coverage Ratio” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Amendment Date, including all defined terms used within such term which defined terms and definitions thereof are incorporated by reference herein; provided, however, that in the event the Credit Agreement is terminated or such defined term is no longer used in the Credit Agreement, the respective meaning assigned to such term immediately preceding such termination or non-usage shall be used for purposes of this Agreement. If, after the Amendment Date, the Interest Expense Coverage Ratio maintenance covenant set forth in Section 6.21 of the Credit Agreement (or any of the defined terms used in connection with such covenant (including the term “Interest Expense Coverage Ratio”)) is amended, modified or waived, then the test set forth in this Agreement or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Purchaser Agent and the Agent is a party to the Credit Agreement and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement.
“JPMorgan” means JPMorgan Chase Bank, N.A. in its individual capacity and its successors and assigns.
“Large Receivable” means (i) each Receivable, the initial Outstanding Balance of such Receivable on the date it was originated was not less than $75,000, (ii) each 3D Cone Beam Receivable that was originated on or prior to November 30, 2012 and (iii) each CEREC Receivable that was originated on or prior to November 30, 2012.
“Legal Maturity Date” means the two-year anniversary of the due date of the latest maturing Receivable in the Asset Portfolio on the date of the occurrence of the Amortization Date.
“Leverage Ratio” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Amendment Date, including all defined terms used within such term which defined terms and definitions thereof are incorporated by reference herein; provided, however, that in the event the Credit Agreement is terminated or such defined term is no longer used in the Credit Agreement, the respective meaning assigned to such term immediately preceding such termination or non-usage shall be used for purposes of this Agreement. If, after the Amendment Date, the Leverage Ratio maintenance covenant set forth in Section 6.20 of the Credit Agreement (or any of the defined terms used in connection with such covenant (including the term “Leverage Ratio”)) is amended, modified or waived, then the test set forth in this Agreement or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Purchaser Agent and the Agent is a party to the Credit Agreement and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement.
    Exh. I-18

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“Liquidity Termination Date” means July 26, 2024, as extended by the mutual agreement of Seller, Agent, the Purchaser Agents and the Purchasers.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
“Loss Multiple” means (i) 3.5 if the Leverage Ratio is less than or equal to 3.00x and (ii) 4.5 if the Leverage Ratio is greater than 3.00x, in each case as of the last day of the immediately preceding fiscal quarter.
“Loss-to-Liquidation Ratio” means, on any date, an amount equal to the quotient of (i) the Loss Amount divided by (ii) the sum of (x) the total Collections that reduce the Outstanding Balance on the Receivables during the immediately preceding Fiscal Month, plus (y) the Loss Amount, where:
Loss Amount     =    The sum of (A) the positive number representing the difference between (i) the Outstanding Balance of all Receivables which became Defaulted Receivables during the immediately preceding Fiscal Month minus (ii) the Outstanding Balance of all Receivables which ceased to continue to be Defaulted Receivables (solely as a consequence of any Obligor making a payment on any Defaulted Receivable) during the immediately preceding Fiscal Month, plus (B) the Outstanding Balance of all Receivables that are not Defaulted Receivables and the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to the Seller Party therein refer to such Obligor) during the immediately preceding Fiscal Month. The Loss Amount shall not be less than “zero”.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.
    Exh. I-19

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“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by Servicer to Agent and each Purchaser Agent pursuant to Section 8.5.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning set forth in the Preliminary Statements to this Agreement.
“MUFG Conduit” has the meaning set forth in the Preliminary Statements to this Agreement.
“MUFG Roles” has the meaning set forth in Section 14.13(a).
“Net Portfolio Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of the following amounts, without duplication: (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, plus (ii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Veterinary Receivables, exceeds 10.0% of the aggregate Outstanding Balance of all Receivables, plus (iii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Software Receivables, exceeds 0.5% of the aggregate Outstanding Balance of all Receivables, plus (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are EagleSoft Computer Receivable (also referred to as a “Patterson Computer Receivable”), exceeds 0.0% of the aggregate Outstanding Balance of all Receivables, plus (v) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Large Receivables for which the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made later than 64 months after the date such Receivable was originated, exceeds 10.0% of the aggregate Outstanding Balance of all Receivables, plus (vi) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Discounted Receivables, exceeds 2.5% of the aggregate Outstanding Balance of all Receivables, plus (vii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Special Market Receivables, exceeds 2.5% of the aggregate Outstanding Balance of all Receivables, plus (viii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Skip Receivables, exceeds 5.0% of the aggregate Outstanding Balance of all Receivables, plus (ix) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are Extended Discounted Receivables, exceeds the Dynamic EDR Maximum Percentage at such time of the aggregate Outstanding Balance of all Receivables, plus (x) the aggregate amount by which the Outstanding Balance of all Eligible Receivables that are either Extended Discounted Receivables or Extended Skip Receivables, exceeds the Dynamic ESR Maximum Percentage at such time of the aggregate Outstanding Balance of all Receivables.
“Non-Renewing Financial Institution” has the meaning set forth in Section 4.6(a).
“Obligations” shall have the meaning set forth in Section 2.1.
    Exh. I-20

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“Obligor” means a Person obligated to make payments pursuant to a Contract.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Off-Balance Sheet Liability” of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a capitalized lease, (iii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iv) any receivables purchase or financing facility or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all operating leases.
“Originated Receivable” means all indebtedness and other obligations owed to Seller, PDC Funding II or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement, the Fifth Third Assignment Agreement or hereunder) or in which Seller, PDC Funding II or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale, licensing or financing of goods or software or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Originated Receivable separate from an Originated Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Originated Receivable regardless of whether the account debtor, any Originator, PDC Funding II or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
“Originator” means each of PDSI and PVSI, in their respective capacities as seller under the Receivables Sale Agreement and any other seller from time to time party thereto.
“Other Costs” shall have the meaning set forth in Section 10.3.
“Other Sellers” shall have the meaning set forth in Section 10.4.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Participant” has the meaning set forth in Section 12.2.
“Patriot Act” has the meaning set forth in Section 14.19.
    Exh. I-21

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“Patterson Entity” means each of PDC Funding II, PDCo and each Originator and their respective successors and assigns.
“Payment Instruction” has the meaning set forth in Section 1.4.
“Payment Rate” means, at any time of determination, the ratio (expressed as a percentage) of (a) the total amount of Collections that reduce the Outstanding Balance on the Receivables during such Fiscal Month to (b) the aggregate Outstanding Balance of Receivables as of the inception of such Fiscal Month.
“Payment Recipient” has the meaning assigned to it in Section 11.9(a).
“PDC Funding II” means PDC Funding Company II, LLC, a Minnesota limited liability company, together with its successors and assigns.
“PDCo” has the meaning set forth in the preamble to this Agreement.
“PDSI” means Patterson Dental Supply, Inc., a Minnesota corporation, together with its successors and assigns.
“PVSI” means Patterson Veterinary Supply, Inc. (f/k/a Webster Veterinary Supply, Inc.), a Minnesota corporation, together with its successors and assigns.
“Performance Provider” means PDCo in its capacity as Provider under the Performance Undertaking.
“Performance Undertaking” means that certain Performance Undertaking, dated as of May 10, 2002, by Performance Provider in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Investments” means (a) evidences of indebtedness maturing within thirty days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the United States, (b) repurchase agreements with banking institutions or broker-dealers registered under the Securities Exchange Act of 1934 which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category from Moody’s and “AAA m” or “AAAm-g,” from S&P or (ii) which are otherwise acceptable to Agent or (d) commercial paper issued by any corporation incorporated under the laws of the United States and rated at least “A-1+” (or the equivalent) by S&P and at least “P-1” (or the equivalent) by Moody’s.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
    Exh. I-22

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“P.O. Box” means a locked postal box located in a United States post office to which Obligors remit payments of Receivables.
“Postal Notice” means a notice from an Originator directing the United States post office where any P.O. Box is located to transfer control of such P.O. Box to Agent, which notice shall be substantially in the form of Exhibit XII.
“Post-Amendment Date” means May 20, 2020.
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prior Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by MUFG or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Primescan Receivable” means a Receivable originated by PDSI that arises from the sale, licensing or financing in a single transaction of both (i) computer software and (ii) equipment, in each case, by PDSI.
“Principal Collections” means Collections other than Finance Charge Collections.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution’s Purchaser Group, adjusted as necessary to give effect to the application of the terms of Section 4.6, and (b) for each Conduit, a percentage equal to (i) the Conduit Purchase Limit of such Conduit, divided by (ii) the aggregate amount of all Conduit Purchase Limits of all Conduits hereunder.
“Purchase” has the meaning set forth in Section 1.1(a).
“Purchase Limit” means $575,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).
“Purchase Notice” has the meaning set forth in Section 1.2(a).
“Purchaser Agent Roles” has the meaning set forth in Section 14.13(b).
“Purchaser Agents” has the meaning set forth in the preamble to this Agreement.
“Purchaser Group” means with respect to (i) each Conduit, a group consisting of such Conduit, its Purchaser Agent and its Related Financial Institution(s), (ii) each Financial
    Exh. I-23

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Institution, a group consisting of such Financial Institution, the Conduit (if any) for which such Financial Institution is a Related Financial Institution, its Purchaser Agent and each other Financial Institution that is a Related Financial Institution for such Conduit (if any) and (iii) each Purchaser Agent, a group consisting of such Purchaser Agent and the Conduit (if any) and Financial Institution(s) for which such Purchaser Agent is acting as Purchaser Agent hereunder.
“Purchasers” means each Conduit and each Financial Institution.
“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Rate Tranche Period” means, with respect to any portion of the Asset Portfolio held by a Financial Institution:
(a)    if Financial Institution Yield for any portion of such Financial Institution’s Capital is calculated on the basis of Term SOFR, a period of one month, or such other period as may be mutually agreeable to the applicable Financial Institution and Seller, commencing on a U.S. Government Securities Business Day selected by Seller or the applicable Financial Institution pursuant to this Agreement. Such Rate Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Rate Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Rate Tranche Period shall end on the last U.S. Government Securities Business Day of such succeeding month; or
(b)    if Financial Institution Yield for any portion of such Financial Institution’s Capital is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Financial Institution, provided no such period shall exceed one month.
If any Rate Tranche Period would end on a day which is not a Business Day, such Rate Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Rate Tranche Periods corresponding to Term SOFR, if such next succeeding U.S. Government Securities Business Day falls in a new month, such Rate Tranche Period shall end on the immediately preceding U.S. Government Securities Business Day. In the case of any Rate Tranche Period for any portion of any Financial Institution’s Capital which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Rate Tranche Period shall end on the Amortization Date. The duration of each Rate Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Financial Institution.
“Ratings Request” has the meaning as specified in Section 10.2(c).
“Receivable” means at any time, each and every Originated Receivable that (i) has been identified for sale to Seller in any Sale Assignment (as defined in the Receivables Sale
    Exh. I-24

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Agreement), including all schedules thereto, delivered pursuant to Section 1.1(a)(ii) of the Receivables Sale Agreement or (ii) that has been identified for sale by PDC Funding II to Seller in the Fifth Third Assignment Agreement.
“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of May 10, 2002, by and among the Originators and Seller, as amended, restated, supplemented or otherwise modified from time to time.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.
“Related Equipment” means with respect to any Receivable, the goods sold or licensed to or financed for the Obligor which sale, licensing or financing gave rise to such Receivable and all financing statements or other filings with respect thereto.
“Related Financial Institution” means with respect to each Conduit, each Financial Institution set forth opposite such Conduit’s name on Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.
“Related Security” means, with respect to any Receivable:
(i)all of Seller’s interest in the Related Equipment or other inventory, software and goods (including returned or repossessed inventory, software or goods), if any, the sale, licensing or financing of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
    Exh. I-25

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(ii)all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(xxvii)all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(xxviii)all service contracts and other contracts and agreements associated with such Receivable,
(xxix)all Records related to such Receivable,
(xxx)all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement, the Fifth Third Assignment Agreement and the Performance Undertaking,
(xxxi)all of Seller’s right, title and interest in and to each Lock-Box, P.O. Box and Collection Account, and any and all agreements related thereto,
(xxxii)all of Seller’s right, title and interest in, to and under the Hedging Agreements,
(xxxiii)all Collections in respect thereof, and
(xxxiv)all proceeds of such Receivable and any of the foregoing.
“Repossessed” means that, with respect to any Related Equipment, the applicable Originator or its agent has obtained possession, control and dominion of such Related Equipment from the related Obligor.
“Required Monthly Payments” means, as of any Settlement Date, an amount equal to (i) if such date is before the Amortization Date, the amount owing on such Settlement Date under clauses first and second of Section 2.2(c) and (ii) if such date is on and after the Amortization Date, the Aggregate Unpaids at such time.
“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:
    Exh. I-26

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Aggregate Reduction	Required Notice Period
≤$100,000,000	two Business Days
>$100,000,000 to $250,000,000	five Business Days
≥$250,000,000	ten Business Days

“Required Purchasers” means, at any time, the Financial Institutions with Commitments in excess of 75% of the aggregate Commitments hereunder.
“Required Ratings” has the meaning as specified in Section 10.2(c).
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of membership units of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of membership units or in any junior class of membership units of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of membership units of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of membership units of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originators or their Affiliates in reimbursement of actual management services performed).
“RPA Deferred Purchase Price” has the meaning set forth in Section 1.6.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, Cuba, the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine, Iran, North Korea and Syria.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
    Exh. I-27

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“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the US government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Second-Tier Account” means the account numbered 4910006458 maintained by Seller in the name of “PDC Funding Company, LLC” at MUFG Union Bank, N.A., together with any successor account or sub-account.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Seller Party” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Settlement Date” means (A) the 19th day of each calendar month, and (B) the last day of the relevant Rate Tranche Period in respect of each portion of Capital of any Financial Institution; or, in each case, if such day is not a Business Day, then the first Business Day thereafter.
“Settlement Period” means (i) in respect of the Capital of any Conduit, each Accrual Period and (ii) in respect of each portion of Capital of any Financial Institution, the entire Rate Tranche Period of such portion of Capital.
“Skip Receivable” has the meaning set forth in the definition of “Discounted Receivable”.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Spread” means 0.11 % per annum.
    Exh. I-28

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“Software Receivable” means a Receivable (i) that is not a Primescan Receivable and (ii) originated by PDSI that arises from the sale, licensing or financing of computer software by PDSI.
“Special Market Receivables” means any Receivable that both (i) the Obligor of which is a Group Practice Obligor and (ii) was originated by the “Special Markets” division (or any other division that is the successor thereof) of PDSI.
“Specified Annual Vintage Pool” means the Annual Vintage Pool with respect to the current Fiscal Year and each other Fiscal Year commencing with 2003.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.
“Temporary Period” means the period commencing on April 28, 2023 and ending on (and excluding) January 19, 2024.
“Term SOFR” means,
(a)    for any calculation with respect to any portion of the Asset Portfolio or Capital funded at Term SOFR, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to any portion of the Asset Portfolio or Capital funded at the Alternate Base Rate on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark
    Exh. I-29

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Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward looking term rate based on SOFR.
“Terminating Commitment Amount” means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus an amount equal to 2% of such Commitment.
“Terminating Commitment Availability” means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus an amount equal to 2% of such Commitment, minus (b) the Capital funded by such Terminating Financial Institution.
“Terminating Financial Institution” has the meaning set forth in Section 4.6(b).
“Terminating Rate Tranche” has the meaning set forth in Section 4.3(b).
“Termination Date” has the meaning set forth in Section 2.2(d).
“Termination Percentage” has the meaning set forth in Section 2.2(d).
“Transaction Documents” means, collectively, this Agreement, the Prior Agreement, each Purchase Notice, the Receivables Sale Agreement, the Performance Undertaking, each Collection Account Agreement, the Hedging Agreements, each Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement), the Closing Date Assignment Agreement, the Fifth Third Assignment Agreement and all other instruments, documents and agreements executed and delivered in connection herewith or in connection with the Prior Agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association
    Exh. I-30

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recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“US Bank” means U.S. Bank National Association, a national banking association, together with its successors and assigns.
“US Bank Contract Purchase Agreement” means that certain Contract Purchase Agreement, dated as of April 27, 2007, by and among PDC Funding Company II, LLC, certain financial institutions party thereto and US Bank, as agent, as amended, restated, supplemented or otherwise modified from time to time.
“US Bank Receivable” means each receivable identified on a schedule to the US Bank Contract Purchase Agreement (or in any other writing delivered pursuant thereto) as a receivable to be sold thereunder and identified at least by the obligor thereof and the outstanding principal amount thereof.
“Veterinary Receivable” means a Receivable arising from the sale or financing by PVSI of veterinary equipment.
“Weighted Average Remaining Months Without Repayment” means, on any date of determination, the number of months following such date of determination equal to:
(a)    the sum, with respect to each Extended Discounted Receivable of the product of (i) the number of months remaining under the related Contract for each Extended Discounted Receivable for which the related Obligor is not required to make an installment payment for such month, times (ii) the Outstanding Balance of such Extended Discounted Receivable;
divided by:
(b)    the aggregate Outstanding Balance at such time of all Extended Discounted Receivable.
“Weighted Average Remaining Months Without Repayment Spike” means, on any date of determination, the highest Weighted Average Remaining Months Without Repayment observed over the twelve (12) immediately preceding Fiscal Months.
All accounting terms defined directly or by incorporation in this Agreement or the Receivables Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Receivables Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not specifically defined herein shall be construed in accordance with GAAP; (b) all terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such
    Exh. I-31

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amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section are references to such Section in such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law, rule, regulation, or directive of any governmental or regulatory authority refer to such law, rule, regulation, or directive, as amended from time to time and include any successor law, rule, regulation, or directive; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not exclusive.
    Exh. I-32